                                                                     Exhibit 4.3

--------------------------------------------------------------------------------


                         CITY OF WEIRTON, WEST VIRGINIA

                                       AND

                 J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

                                   as Trustee

                              ---------------------

                               INDENTURE OF TRUST

                             ----------------------






                            Dated as of June 18, 2002
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

             (This Table of Contents is not a part of the Indenture
               of Trust and is only for convenience of reference.)


                                                                                                                PAGE
                                                                                                                ----
GRANTING CLAUSES..................................................................................................2

ARTICLE I  DEFINITIONS............................................................................................3

     Section 1.01  Definition of Terms............................................................................3

ARTICLE II  AUTHORIZATION AND ISSUANCE OF BONDS..................................................................17

     Section 2.01  Authorized Amount of Bonds....................................................................17

     Section 2.02  Purposes for Which Bonds May Be Issued........................................................17

     Section 2.03  Issuance and Form of Bonds; Legend............................................................17

     Section 2.04  Execution; Limited Obligations................................................................18

     Section 2.05  Authentication................................................................................19

     Section 2.06  Securities Depository Provisions..............................................................19

     Section 2.07  Temporary Bonds...............................................................................20

     Section 2.08  Delivery of the Bonds.........................................................................20

     Section 2.09  Mutilated, Lost, Stolen or Destroyed Bonds....................................................22

     Section 2.10  Interchangeability of Bonds; Negotiability....................................................22

     Section 2.11  Registration, Transfer and Exchange...........................................................22

     Section 2.12  Wire Instructions.............................................................................24

     Section 2.13  Discontinuance of Book-Entry System...........................................................24


ARTICLE III  REDEMPTION OF BONDS BEFORE MATURITY; TENDER OPTION
RIGHTS OF BONDHOLDERS; PURCHASE IN LIEU OF REDEMPTION ...........................................................25

     Section 3.01  Mandatory Redemption; Extraordinary Redemption; Optional
                     Redemption..................................................................................25

     Section 3.02  Notice of Redemption or Purchase..............................................................28

     Section 3.03  Payment of Redeemed Bonds.....................................................................28

     Section 3.04  Tender Option Right of Holders................................................................29

     Section 3.05  Purchase in Lieu of Redemption................................................................32

ARTICLE IV  BOND FUND, REBATE FUND, REVENUES AND APPLICATION THEREOF.............................................32

     Section 4.01  Establishment of Bond Fund....................................................................32

     Section 4.02  Moneys to be Held in Trust....................................................................33

     Section 4.03  Payments into the Bond Fund...................................................................33

     Section 4.04  Use of Moneys in the Bond Fund................................................................33

     Section 4.05  Investment of Moneys; Tax Covenants...........................................................33

     Section 4.06  Nonpresentment of Bonds.......................................................................34

     Section 4.07  Establishment of Rebate Fund..................................................................35

     Section 4.08  Additional Funds..............................................................................36

ARTICLE V  GENERAL COVENANTS AND PROVISIONS......................................................................37

     Section 5.01  Authority of Issuer; Validity of Indenture and Bonds..........................................37

     Section 5.02  Performance of Covenants......................................................................37

     Section 5.03  Payment of Principal, Premium and Interest....................................................37

     Section 5.04  Revenues from Agreement.......................................................................37

     Section 5.05  Priority of Lien of Indenture.................................................................37

     Section 5.06  Enforcement of Duties and Obligations of the Company..........................................38

     Section 5.07  Recordation of Indenture and Agreement; Filing of Security
                     Instruments.................................................................................38

     Section 5.08  Rights Under Agreement, Deeds of Trust and the Security Agreement.............................38

     Section 5.09  List of Bondholders...........................................................................38

     Section 5.10  Cancellation..................................................................................39

     Section 5.11  Payments Due on Saturdays, Sundays and Holidays...............................................39

     Section 5.12  Instrument of Further Assurance...............................................................39

     Section 5.13  Undertaking to Provide Ongoing Disclosure.....................................................39

ARTICLE VI  DISCHARGE OF INDENTURE

     Section 6.01  Discharge of Indenture........................................................................39

     Section 6.02  Defeasance of Bonds...........................................................................40

ARTICLE VII  DEFAULTS AND REMEDIES...............................................................................41

     Section 7.01  Events of Default.............................................................................41

     Section 7.02  Acceleration..................................................................................41

     Section 7.03  Other Remedies; Rights of Owners of Bonds.....................................................42

     Section 7.04  Right of Owners of Bonds to Direct Proceedings................................................42

     Section 7.05  Appointment of Receivers......................................................................43

     Section 7.06  Waiver........................................................................................43

     Section 7.07  Application of Moneys.........................................................................43

     Section 7.08  Remedies Vested in Trustee....................................................................44

     Section 7.09  Rights and Remedies of Owners of Bonds........................................................45

     Section 7.10  Termination of Proceedings....................................................................45

     Section 7.11  Waivers.......................................................................................45

ARTICLE VIII  THE TRUSTEE........................................................................................46

     Section 8.01  Appointment of Trustee and Acceptance of Duties...............................................46

     Section 8.02  Fees, Charges and Expenses of Trustee.........................................................48

     Section 8.03  Intervention by Trustee.......................................................................49

     Section 8.04  Notice to Owners of Bonds if Default Occurs...................................................49

     Section 8.05  Merger or Consolidation of Trustee............................................................49

     Section 8.06  Resignation by the Trustee....................................................................49

     Section 8.07  Removal of the Trustee........................................................................49

     Section 8.08  Appointment of Successor Trustee by the Bondholders; Temporary
                     Trustee.....................................................................................50

     Section 8.09  Concerning Successor Trustees.................................................................50

     Section 8.10  Successor Trustee as Custodian of Funds and Paying Agent......................................51

     Section 8.11  Limitation on Trustee's Responsibilities Respecting Arbitrage.................................51

ARTICLE IX  SUPPLEMENTAL INDENTURES..............................................................................52

     Section 9.01  Supplemental Indentures Not Requiring Consent of Bondholders..................................52

     Section 9.02  Supplemental Indentures Requiring Consent of Bondholders......................................52

     Section 9.03 Bond Counsel Opinion; Consent of Company to Supplemental
                     Indentures..................................................................................54

     Section 9.04  Effect of Supplemental Indentures.............................................................54

     Section 9.05  Modifications by Unanimous Action.............................................................54

ARTICLE X  AMENDMENTS TO AGREEMENT...............................................................................54

     Section 10.01  Amendments to Agreement Not Requiring Consent of Bondholders.................................54

     Section 10.02  Amendments to Agreement Requiring Consent of Bondholders.....................................55

ARTICLE XI  REMARKETING AGENT....................................................................................55

     Section 11.01  Qualifications of Remarketing Agent..........................................................55

     Section 11.02  Successor Remarketing Agent by Merger, Consolidation, Etc....................................55

     Section 11.03  Resignation of Remarketing Agent.............................................................56

     Section 11.04  Removal of Remarketing Agent.................................................................56

     Section 11.05  Appointment of Successor Remarketing Agent...................................................56

ARTICLE XII  MISCELLANEOUS.......................................................................................56

     Section 12.01.  Consent of Bondholders......................................................................56

     Section 12.02  Limitation of Rights.........................................................................57

     Section 12.03  Severability.................................................................................57

     Section 12.04  Notices......................................................................................57

     Section 12.05  Counterparts.................................................................................59

     Section 12.06  Applicable Law...............................................................................59

     Section 12.07  No Recourse..................................................................................59

     Section 12.08  Survival.....................................................................................59

     Section 12.09  Table of Contents and Section Headings Not Controlling.......................................59

     Section 12.10  Binding Effect...............................................................................59

     Section 12.11  Intercreditor Agreement and Collateral Agency Agreement......................................59

                               INDENTURE OF TRUST

                  THIS INDENTURE OF TRUST (the "Indenture"), dated as of June 18, 2002, is between the CITY OF WEIRTON, WEST VIRGINIA, a public corporation and an incorporated municipality duly organized and existing under the constitution and laws of the State of West Virginia (the "Issuer"), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a banking association organized and existing under and by virtue of the laws of the United States of America, with a corporate trust office located at Pittsburgh, Pennsylvania (the "Trustee").

                               W I T N E S S E T H

                  WHEREAS, pursuant to and in accordance with the provisions of The Industrial Development and Commercial Development Bond Act, Chapter 13,
Article 2C, of the West Virginia Code of 1931, as amended (the "Act"), by Resolution of the City Council of the Issuer, and in furtherance of the purposes of the Act, Issuer proposes to refund certain of its outstanding Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 1989 (the "Series 1989 Bonds") issued to finance (or refinance) the acquisition, construction and installation of certain pollution control equipment which is presently leased by the Issuer to, or owned by, Weirton Steel Corporation, a Delaware corporation (the "Company"); and

                  WHEREAS, the Issuer proposes to refund a portion of the Series 1989 Bonds in the aggregate principal amount of $45,580,000 (the "Refunded Series 1989 Bonds") by the issuance under this Indenture of its Secured Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 2002 in the aggregate principal amount of $27,348,000 (the "Bonds"); and

                  WHEREAS, the Issuer has undertaken to refund the Refunded Series 1989 Bonds by exchanging the Bonds for the Refunded Series 1989 Bonds and is authorized to enter into an Agreement (the "Agreement"), dated as of June 18, 2002, between the Issuer and the Company under which the Issuer will make a loan, or will be deemed to have made a loan, to the Company in the aggregate principal amount of $27,348,000 (the "Bond Loan") and provide for payments from the Company to the Issuer sufficient to pay when due the principal of, premium, if any and Interest (as hereinafter defined) on the Bonds as the same become due and related expenses; and

                  WHEREAS, all things necessary to make the Bonds when authenticated by the Trustee and issued as in this Indenture provided, the valid, binding and legal obligations of the Issuer according to the import thereof, and to constitute this Indenture a valid assignment and pledge of the amounts pledged to the payment of the principal of, premium, if any, and Interest on the Bonds, and to constitute this Indenture a valid assignment of the rights of the Issuer under the Agreement, have been done and performed, and the creation, execution and delivery of this Indenture, and the creation, execution and issuance of the Bonds, subject to the terms hereof, have in all respects been duly authorized.

               NOW, THEREFORE, THIS INDENTURE OF TRUST WITNESSETH:

                                GRANTING CLAUSES

                  That the Issuer in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Bonds by the holders and owners thereof, and of the sum of one dollar, lawful money of the United States of America, to it duly paid by the Trustee at or before the execution and delivery of these presents, and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to secure the payment of the principal of, premium, if any, and Interest on the Bonds and any additional bonds issued in accordance with the provisions of this Indenture according to their tenor and effect and to secure the performance and observance by the Issuer of all the covenants expressed or implied herein and in the Bonds, does hereby assign and grant a security interest in the following (collectively, the "Trust Estate") to the Trustee, and its successors in trust and assigns forever, for the securing of the performance of the obligations of the Issuer hereinafter set forth:

                              GRANTING CLAUSE FIRST

                  The Agreement, including all modifications, extensions and renewals thereof, if any, together with all right, title and interest of the Issuer in and to the Agreement (except under Sections 4.2(b), 6.2 and 7.4 thereof), including, but not limited to, the present and continuing right to make claim for, collect, receive and receipt for any of the sums, amounts, income, revenues, issues and profits and any other sums of money payable or receivable under the Agreement (except under Sections 4.2(b), 6.2 and 7.4 thereof), to bring actions and proceedings thereunder or for the enforcement thereof (except for amounts payable under Sections 4.2(b), 6.2 and 7.4 thereof), and to do any and all other things which the Issuer under the Agreement is or may become entitled to do under the Agreement.

                             GRANTING CLAUSE SECOND

                  All right, title and interest of the Issuer in and to all moneys and securities from time to time held by the Trustee under the terms of this Indenture, except for moneys and securities deposited with or paid to the Trustee for the redemption of particular Bonds, notice of the redemption of which has been duly given, and except for moneys or securities held from time to time in the Repurchase Moneys Account of the Bond Fund or in the Rebate Fund.

                              GRANTING CLAUSE THIRD

                  The Deeds of Trust and the Security Agreement, including all modifications, extensions and renewals thereof, if any, together with all right, title and interest of the Issuer in and to the Deeds of Trust and Security Agreement including all payments, revenues and receipts payable or receivable thereunder.

                             GRANTING CLAUSE FOURTH

                  Any and all other Property of every name and nature from time to time hereafter by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred as and for additional security hereunder by the Company or the Issuer or by anyone in its behalf or with its written consent in favor of the Trustee, and the Trustee is hereby authorized to receive any and all such Property at any and all times and to hold and apply the same subject to the terms hereof.

                  TO HAVE AND TO HOLD all and singular the Trust Estate, whether now owned or hereafter acquired, unto the Trustee and its respective successors and assigns forever;

                  IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all present and future holders and owners of the Bonds, from time to time, issued under and secured by this Indenture without privilege, priority or distinction as to the lien or otherwise of any of the Bonds over any of the other Bonds except in the case of funds held hereunder for the benefit of particular Owners of Bonds;

                  PROVIDED, HOWEVER, that if the Issuer, its successors or assigns shall well and truly pay, or cause to be paid, the principal of, premium, if any, and Interest on the Bonds due or to become due thereon, at the times and in the manner set forth in the Bonds according to the true intent and meaning thereof, and shall cause the payments to be made on the Bonds as required hereunder, or shall provide, as permitted herein, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon, and shall well and truly cause to be kept, performed and observed all of its covenants and conditions pursuant to the terms of this Indenture, and shall pay or cause to be paid to the Trustee all sums of money due or to become due to it in accordance with the terms and provisions hereof, then upon the final payment thereof this Indenture and the rights hereby granted shall cease, determine and be void; except to the extent specifically provided in Article VI hereof; otherwise this Indenture shall remain in full force and effect.

                  THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered and all said Property, rights and interests, including, without limitation, the amounts payable under the Agreement and any other amounts hereby assigned and pledged are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as herein expressed, subject to the limitations of Section 2.04 hereof, and the Issuer has agreed and covenanted and does hereby agree and covenant with the Trustee and with the respective holders and owners of the Bonds as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01 DEFINITION OF TERMS. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any Supplemental Indenture hereto shall have the respective meanings specified in this Section. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

                  "ACT" means The Industrial Development and Commercial Development Bond Act, Chapter 13, Article 2C of the West Virginia Code of 1931, as amended.

                  "AFFILIATE" means, when used with reference to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person specified. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "AGENT MEMBERS" has the meaning set forth in Section 2.06 hereof.

                  "AGREEMENT" means the Agreement, dated as of June 18, 2002, by and between the Issuer and the Company, as the same may be amended from time to time.

                  "ASSIGNMENT AGREEMENT" means that certain Assignment and Transfer of Deeds of Trust and Security Agreement, dated as of June 18, 2002, from the Issuer to the Trustee.

                  "AUTHORIZED INVESTMENTS" means any one or more of the following investments, if and to the extent the same are then legal investments under the applicable laws of the State of West Virginia for moneys proposed to be invested therein:

                  (a) Bonds or other obligations of the State of West Virginia or bonds or other obligations the principal and interest of which are guaranteed by the State of West Virginia;

                  (b) Government Obligations;

                  (c) Obligations of agencies of the United States government issued by the Federal Land Bank, the Federal Home Loan Bank, the Federal Intermediate Credit Bank, the Bank for Cooperatives, the Federal Financing Bank, the Farm Credit System, the Federal Home Loan Mortgage Corporation (including participation certificates), the Export Bank of the United States, the Federal National Mortgage Association, the Government National Mortgage Association, or any agency or instrumentality of the government of the United States of America which shall be established for the purpose of acquiring the obligations of any of the foregoing;

                  (d) Bonds or other obligations issued by any public housing agency or municipality in the United States, which bonds or obligations are fully secured as to the payment of both principal and interest by a pledge of annual contributions under an annual contributions contract or contracts with the United States government, or project notes issued by any public housing agency, urban renewal agency, or municipality in the United States and fully secured as to payment of both principal and interest by a requisition, loan, or payment agreement with the United States government;

                  (e) Certificates of deposit of any banks having a combined capital, surplus and undivided profits of $10,000,000, the deposits of which are insured by the Federal Deposit Insurance Corporation or any successor agency (the "FDIC"), including the certificates of deposit of any bank, savings and loan association, or building and loan association acting as depository, custodian, or trustee for any such bond proceeds; provided, however, that the portion of such certificates of deposit in excess of the amount insured by the FDIC, if any such excess exists, shall be secured by deposit with the Federal Reserve Bank, or with any bank, of one or more of the following securities in an aggregate principal amount equal at least to the amount of such excess: (i) Direct and general obligations of the State of West Virginia or of any county or municipality in the State of West Virginia; (ii) Government Obligations; (iii) Obligations of agencies of the United States government included in subparagraph (c) of this definition; or (iv) Bonds, obligations, or project notes of public housing agencies, urban renewal agencies, or municipalities included in subparagraph (d) of this definition;

                  (f) A taxable or tax-exempt money market fund rated in one of the three highest rating categories available from a nationally recognized rating service, which may include any mutual fund for which the Trustee or an Affiliate of the Trustee serves as investment manager, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (i) the Trustee or an Affiliate of the Trustee receives fees from such funds for services rendered,
         (ii) the Trustee charges and collects fees for services rendered pursuant to the Indenture, which fees are separate from the fees received from such funds, and (iii) services performed for such funds and pursuant to the Indenture may at times duplicate those provided to such funds by the Trustee or its Affiliates;

                  (g) Interest-bearing time deposits, repurchase agreements, reverse repurchase agreements, rate guarantee agreements, or other similar banking arrangements with a bank or trust company having capital and surplus aggregating at least $50,000,000 or with any government bond dealer reporting to, trading with, and recognized as a primary dealer by the Federal Reserve Bank of New York having capital aggregating at least $50,000,000 or with any corporation which is subject to registration with the Board of Governors of the Federal Reserve System pursuant to the requirements of the Bank Holding Company Act of 1956, provided that each such interest-bearing time deposit, repurchase agreement, reverse repurchase agreement, rate guarantee agreement, or other similar banking arrangement shall permit the moneys so placed to be available for use at the time provided with respect to the investment or reinvestment of such moneys;

                  (h) Government Obligations, the interest on which is exempt from federal income taxation under Section 103 of the Code and which is not an item of tax preference for purposes of federal alternative minimum tax and which are rated in one of the three highest rating categories available from a nationally recognized rating service;

                  (i) Any and all other obligations of investment grade quality having a credit rating from a nationally recognized rating service of at least one of the three highest rating categories available and having a nationally recognized market, including, but not limited to, collateralized mortgage obligations, owner trusts offering collateralized mortgage obligations, guaranteed investment contracts offered by any firm, agency, business, governmental unit, bank, insurance company, corporation chartered by the United States Congress, or other entity, real estate mortgage investment conduits, mortgage obligations, mortgage pools, and pass-through securities; and

                  (j) Any other investments which in the Opinion of Counsel are authorized by the laws of the State of West Virginia.

                  Any investment listed above which represents investment of amounts in any fund created hereunder, or in any account with any such fund either shall not have a maturity in excess of 91 days or shall be subject to tender at the option of the holder thereof to the issuer of any such investment or its designated agent for redemption or purchase at not less than par value at least as frequently as every seven days until maturity, earlier redemption or purchase by such issuer or designated agent.

                  "AUTHORIZED REPRESENTATIVE" means, in the case of the Issuer, the Mayor, Vice-Mayor or Clerk of the Issuer; in the case of the Company, its president or any vice president, and, in the case of both, such additional persons as, at the time, are designated to act on behalf of the Issuer or the Company, as the case may be, by written certificate furnished to the Trustee, the Issuer or Company, as the case may be, containing the specimen signature of each such person and signed on behalf of (i) the Issuer by the Mayor, Vice-Mayor or Clerk of the Issuer and (ii) the Company by its president or any vice president.

                  "BENEFICIAL OWNER" means, for any Bond which is held by a nominee, the beneficial owner of such Bond.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

                  "BOOK ENTRY BONDS" means that part of the Bonds for which a Securities Depository or its nominee is the Bondholder.

                  "BOND" or "BONDS" means the bonds authenticated and delivered pursuant hereto.

                  "BOND COUNSEL" means the firm of Steptoe & Johnson, PLLC, Charleston, West Virginia, or any other attorney or firm of attorneys designated by the Company whose experience in matters relating to the issuance of obligations by states and their political subdivisions is nationally recognized.

                  "BOND DEBT" means, collectively, the Bond Loan and all other obligations, liabilities and indebtedness owing by the Company to the Issuer, the Trustee and/or the holders of the Bonds, including, without limitation, principal and Interest (including, without limitation, any Interest accruing after the commencement of insolvency proceedings with respect to the Company, whether or not such Interest is allowed as a claim in such proceedings), fees and premiums owing by the Company to the Issuer, the Trustee and/or the holders of the Bonds (including, without limitation, reasonable attorneys' fees and disbursements), and all other amounts owing under the Agreement, the Deeds of Trust, the Security Agreement or any of the other Bond Documents.

                  "BOND DOCUMENTS" means, collectively, the Bonds, this Indenture, the Agreement, the Security Documents and all other documents, instruments and agreements now or hereafter evidencing, governing, securing or otherwise pertaining to the Bond Loan or the Bonds or otherwise executed and delivered by or on behalf of the Company or any other party in connection with the Bond Loan or the Bonds or any of the foregoing documents, together with all amendments, modifications, renewals, substitutions and replacements of or to any of the foregoing.

                  "BOND FUND" means the fund so designated which is created by
Section 4.01 of this Indenture.

                  "BONDHOLDER" or "HOLDER" or "OWNER" or "REGISTERED OWNER" means the registered holder of any Bond as its name appears in the registration books of the Issuer maintained by the Trustee as Bond Registrar.

                  "BOND LOAN" has the meaning set forth in the Recitals hereof.

                  "BOND PAYMENT DATE" means any Interest Payment Date and each date on which principal shall be payable on or with respect to any of the Bonds according to their respective terms so long as any of the Bonds shall be Outstanding.

                  "BOND REGISTER" has the meaning set forth in Section 2.11 hereof.

                  "BOND REGISTRAR" has the meaning set forth in Section 2.11 hereof.

                  "BOND RESOLUTION" means the resolution of the Issuer authorizing the issuance, execution, exchange and delivery of the Bonds and the execution and delivery of this Indenture, the Agreement, and the Assignment Agreement, as such resolution may be amended or supplemented from time to time.

                  "BUSINESS DAY" means a day other than a Saturday, a Sunday or a legal holiday on which national banks located in the State of New York or the State of West Virginia or any city where the Trustee maintains its place of business for performance of its obligations hereunder are not open for general banking business.

                  "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of interest in (however designated) equity of such Person, whether now outstanding or issued after the date of issue of the Bonds, including, without limitation, membership interests in limited liability companies and any Preferred Stock.

                  "CODE" means, collectively, the Code of 1954 and the Code of 1986.

                  "CODE OF 1954" means the Internal Revenue Code of 1954, as amended (but not including any amendments made by the Tax Reform Act of 1986), and the regulations, rulings and proclamations promulgated or proposed thereunder.

                  "CODE OF 1986" means the Internal Revenue Code of 1986, as amended, and the regulations, rulings and proclamations promulgated or proposed thereunder.

                  "COLLATERAL" means, collectively, (i) the Tandem Mill Collateral, (ii) the Tin Mill Collateral, (iii) the Hot Mill Collateral, (iv) all other real or personal property hereafter pledged to or mortgaged or conveyed by deed of trust, mortgage, deed to secure debt, security agreement or otherwise to the Issuer and/or Trustee to secure all or any portion of the Bond Debt, (v) all proceeds of any of the foregoing, and (vi) all other assets of the Company or any Subsidiary or Affiliate thereof on which the Issuer and/or Trustee are granted a Lien to secure all or any portion of the Bond Debt or the payment of the principal of, premium, if any or Interest on the Bonds. Notwithstanding the foregoing, the Collateral shall not include any assets or properties consisting of the Project.

                  "COLLATERAL AGENCY AGREEMENT" means the Collateral Agency and Second Lien Intercreditor Agreement, dated June 18, 2002, by and among the Collateral Agent, the Trustee and the Notes Trustee, as the same may be amended from time to time.

                  "COLLATERAL AGENT" means the collateral agent as set forth in the Collateral Agency Agreement, until a successor replaces it in accordance with the applicable provisions of Collateral Agency Agreement, and thereafter means the successor.

                  "COMMODITY AGREEMENT" means any option or futures contract or similar agreement or arrangement designed to protect the Company against fluctuations in commodity prices.

                  "COMPANY" means (i) Weirton Steel Corporation, a Delaware corporation, and its successors and assigns, and (ii) any surviving, resulting or transferee entity.

                  "CONDEMNATION" means the taking of title to, or the use of, Property, or transfer in lieu thereof, under the exercise of the power of eminent domain by any governmental entity or other Person acting under governmental authority.

                  "CONTINUING DIRECTOR" has the meaning set forth in Section
3.04 hereof.

                  "CONTINUING DISCLOSURE AGREEMENT" means the Continuing Disclosure Agreement dated as of June 18, 2002 by and among the Issuer, the Company and the Trustee relating to the Company's undertaking to provide certain information to the Holders of Bonds in accordance with Section (b)(5)(i) of the Securities and Exchange Commission Rule 15c2-12 under the Exchange Act.

                  "CREDIT FACILITY" means any senior credit facility to be entered into by the Company and the lenders referred to therein, together with the related documents thereto (including the notes thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants, and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Facility or a successor Credit Facility, whether by the same or any other lender or group of lenders.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company against fluctuations in currency values.

                  "DEBT SERVICE PAYMENT" means, with respect to any Bond Payment Date, whether any such payment shall be due at maturity or upon redemption or acceleration of the Bonds or otherwise, (i) the Interest payable on each such Bond Payment Date on all Bonds then Outstanding, plus (ii) the principal, if any, payable on such Bond Payment Date on all such Bonds, plus (iii) the premium, if any, payable on such Bond Payment Date on all such Bonds.

                  "DEEDS OF TRUST" means, collectively, (i) the Hot Mill Deed of Trust, (ii) the Tandem Mill Deed of Trust, (iii) the Tin Mill Deed of Trust, and
(iv) any other deed of trust, mortgage, deed to secure debt, or other instrument encumbering any Collateral constituting real property which is given or made by the Company or any Subsidiary thereof to or for the benefit of the Issuer or Trustee to secure all or any portion of the Bond Debt or to secure all or any portion of the payment of the principal of, premium, if any, or Interest or purchase price of the Bonds.

                  "DEFAULT RATE" shall mean 9% per annum, with monthly compounding (computed on the basis of a 360-day year for the actual number of days elapsed).

                  "DESIGNATED EVENT" has the meaning set forth in Section 3.04 hereof.

                  "DTC" shall have the meaning given to such term in Section
2.06.

                  "EVENT OF DEFAULT" or "DEFAULT" means any Event of Default under this Indenture as specified in and determined by Section 7.01 hereof.

                  "EXCESS CASH FLOW" means, as of each date such calculation shall be made, the Consolidated EBITDA for the immediately preceding six-month period expiring on the last day of each December and June, respectively, prior to such calculation date (such last day, the "Balance Sheet Date") plus (a) decreases in working capital; minus the sum of (b) expenditures on capital assets; (c) increases in working capital; and (d) interest and mandatory principal payments on Indebtedness other than payments or pre-payments of principal and fees or other amounts with respect to revolving credit Indebtedness under the Credit Facility. The initial Balance Sheet Date shall be designated as December 31, 2002.

                  "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended.

                  "FIXED INTEREST" means all Interest except any such Interest that is determined by reference to the Company's Excess Cash Flow.

                  "GOVERNMENT OBLIGATIONS" means noncallable, nonprepayable (a) direct, general obligations of the United States of America, or (b) any obligations unconditionally guaranteed as to the full and timely payment of all amounts due thereunder by the full faith and credit of the United States of America (including obligations held in book-entry form), but specifically excluding any mutual funds or unit investment trusts invested in such obligations.

                  "HOT MILL COLLATERAL" means the real property constituting the Company's Hot Strip Mill located at Company's Weirton, West Virginia steel-making facility, which converts slabs into flat rolled coils, together with all equipment and fixtures now or hereafter located thereon (whether or not later moved), as described with particularity in the Hot Mill Deed of

Trust, together with all other property, real or personal, conveyed by or pledged under or pursuant to the Hot Mill Deed of Trust and/or the Security Agreement and otherwise described as "Property" or "Collateral," respectively therein; provided, however, that only that portion of the "Collateral" described in the Security Agreement which is located on, is used in connection with or is proceeds of the Hot Strip Mill shall be included as part of the "Hot Mill Collateral."

                  "HOT MILL DEED OF TRUST" means that certain Deed of Trust, dated as of June 18, 2002, made by the Company in favor of Joyce Ofsa, as trustee, for the benefit of the Issuer and the Notes Trustee, as beneficiaries, and encumbering the Hot Mill Collateral which constitutes real property, as the Issuer's rights thereunder have been assigned to the Trustee pursuant to this Indenture and the Assignment Agreement, and as amended, supplemented, restated or otherwise modified from time to time.

                  "INDEBTEDNESS" means, without duplication, (i) any liability of any entity (A) for borrowed money, or under any reimbursement obligation relating to a letter of credit, (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures, or (C) in respect of capitalized lease obligations; (ii) any liability of others described in the preceding clause (i) that the entity has guaranteed or that is otherwise its legal liability; (iii) to the extent not otherwise included, obligations under Currency Agreements, Commodity Agreements or Interest Protection Agreements; and
(iv) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i)-(iii) above, provided that Indebtedness shall not include accounts payable (including, without limitation, accounts payable to the Company by any of its Subsidiaries or to any such Subsidiary by the Company or any other Subsidiary of the Company, in each case, in accordance with customary industry practice) or liabilities to trade creditors of any entity arising in the ordinary course of business.

                  "INDENTURE" means this Indenture of Trust, by and between the Issuer and the Trustee, dated as of June 18, 2002, as the same may be amended or supplemented by any Supplemental Indenture.

                  "INDEPENDENT COUNSEL" means an attorney or firm of attorneys duly admitted to practice law before the highest court in any state of the United States of America or in the District of Columbia and not a full-time employee of the Issuer, the Company or the Trustee.

                  "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated June 18, 2002, by and among the Trustee, the Notes Trustee, the Collateral Agent and Fleet Capital Corporation, as agent to the lenders under the Credit Facility, as the same may be amended from time to time.

                  "INTEREST" means any and all interest due and payable to the Holders with respect to the Bonds under the terms of the Indenture.

                  "INTEREST PAYMENT DATE" means each date on which Interest shall be payable on any of the Bonds in accordance with their terms.

                  "INTEREST PROTECTION AGREEMENT" of any Person means any interest rate swap agreement, interest rate collar agreement, option or future contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

                  "ISSUE DATE" means June 18, 2002, the date on which the Bonds are originally issued hereunder.

                  "ISSUER" means (i) City of Weirton, West Virginia, and its successors and assigns, and (ii) any public corporation or political subdivision resulting from or surviving any consolidation or merger to which the Issuer or its successors or assigns may be a party.

                  "LETTER OF REPRESENTATIONS" means that certain Letter of Representations, executed by the Issuer, the Company and the Trustee and delivered to the Securities Depository and any amendments thereto or successor agreements between the Issuer, the Company and the Trustee and any successor Securities Depository, relating to a system of Book Entry Bonds to be maintained by the Securities Depository with respect to the Bonds.

                  "LIEN" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, the Company shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

                  "MOODY'S" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, by notice to the Trustee.

                  "NOTES INDENTURE" means the Indenture dated as of June 18, 2002, between the Company, as issuer, and J.P. Morgan Trust Company, National Association, as trustee, relating to the issuance by the Company of Senior Secured Notes, as such indenture may be amended or supplemented from time to time.

                  "NOTES TRUSTEE" means J.P. Morgan Trust Company, National Association and its successors as trustee under the Notes Indenture, together with any banking institution resulting from or surviving any consolidation or merger to which it or its successors may be a party and any temporary or successor trustee at the time serving as such thereunder.

                  "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board of Directors or the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and by the Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Trustee. Each such certificate shall comply with the Agreement.

                  "ORIGINAL ISSUE DISCOUNT" means that portion of Fixed Interest that is treated for federal income tax purposes as original issue discount within the meaning of Code Section 1273(a).

                  "OPINION OF COUNSEL" means an opinion from an attorney or firm of attorneys, acceptable to the Company, Issuer and the Trustee, with experience in the matters to be covered in the opinion.

                  "OUTSTANDING" or "BONDS OUTSTANDING" or "OUTSTANDING BONDS" means as of any date, all Bonds theretofore authenticated and delivered by the Trustee under this Indenture, or any supplement hereto, except: (i) any Bond cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) any Bond for the payment of the principal or redemption price of and Interest on which moneys or Government Obligations have been deposited with the Trustee on or prior to its date of maturity, whether at its stated maturity or upon call for redemption prior to maturity, other than as part of a defeasance of all the Bonds pursuant to Article VI of this Indenture; (iii) any Bond deemed to be paid in accordance with Section 6.02 of this Indenture, except that any such Bond shall be deemed Outstanding until its date of actual payment, whether at its stated maturity or upon call for redemption prior to maturity, solely for the purpose of being exchanged or reregistered; and (iv) any Bond in lieu of or in substitution for which another Bond shall have been authenticated and delivered or which shall have been paid pursuant to Section 2.09 of this Indenture, unless proof satisfactory to the Trustee is presented that any Bond, for which a Bond in lieu of or in substitution therefor shall have been authenticated and delivered, is held by a bona fide purchaser, as that term is defined in Article 8 of the Uniform Commercial Code of the State, as amended, in which case both the Bond so substituted and replaced and the Bond or Bonds authenticated and delivered in lieu thereof or in substitution therefor shall be deemed Outstanding.

                  In determining whether the Holders of a requisite aggregate principal amount of Outstanding Bonds have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions of any Bond Document, Bonds which are owned by or held for the account of the Company, the Issuer or any other obligor on the Bonds, or any Affiliate of any one of said entities shall be disregarded and deemed not to be Outstanding hereunder for the purpose of any such determination unless all Bonds are owned by or held for the account of one or more such Persons; provided, however, that the Trustee shall not be deemed to have knowledge that any Bond is owned by the Company, the Issuer or any such obligor or Affiliate unless the Issuer or the Company is the Holder or the Trustee has received written notice that any other Holder is such an obligor or Affiliate. Notwithstanding the foregoing, Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Bonds and that the pledgee is not a Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, the Issuer or any other obligor on the Bonds. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

                  "PAYING AGENT" means the Trustee, acting as paying agent hereunder, and any additional paying agent for the Bonds appointed pursuant to
Article VIII of this Indenture, their
respective successors and any other corporation which may at any time be substituted in their respective places pursuant to this Indenture.

                  "PERMITTED ACQUISITION" means any one or more transactions or series of transactions by the Company or any of its Subsidiaries after the Issue Date, whether effected by merger, consolidation, purchase, lease or other transfer of assets, Permitted Joint Venture or otherwise, to acquire the properties and related business (whether through the direct purchase of assets or of the Capital Stock of the Person owning such assets) of any other Person
(a) where the Person to be acquired has been engaged, or the assets involved have been deployed, in the business of making, processing or distributing steel products, including, without limitation, tin mill products or other coated steel products and (b) the consummation of any such transaction would not otherwise result in any "Event of Default" under and as such term is defined in the Agreement immediately thereafter.

                  "PERMITTED JOINT VENTURE" means the interest of the Company in any corporation, association or other business entity of which 50% or less, but not less than 10%, of the total Voting Stock or other interest is at the time owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or a combination thereof, provided that (a) such corporation, association or entity is engaged in the business or businesses of the Company or any related business and (b) that any interest paid by the Company or any Subsidiary of the Company on any Indebtedness incurred by the Company or any Subsidiary of the Company in connection with such ownership interest shall not exceed the sum of (x) any dividends, other distributions of earnings and returns of capital received by the Company and any of its Subsidiaries on account of such ownership interest and (y) demonstrable operating benefits derived by the Company and any of its Subsidiaries, including cost savings and margin improvements, calculated on a pro forma basis as determined in good faith by management of the Company and adopted by resolution of the majority of the independent members of the Company's Board of Directors and delivered to the Trustee in an Officers' Certificate.

                  "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

                  "PREFERRED STOCK" of any Person means all Capital Stock of such Person which has a preference in liquidation or a preference with respect to the payment of dividends.

                  "PRINCIPAL CORPORATE TRUST OFFICE" means the corporate trust office of the Trustee located at Dallas, Texas, or such other office as the Trustee may designate from time to time by written notice to the Issuer and the Company.

                  "PROJECT" means the pollution control equipment heretofore installed in the Company's steel manufacturing plant, located in the City of Weirton, West Virginia, financed (or refinanced) with the proceeds of the Series 1989 Bonds, and presently owned by, or leased to, the Company.

                  "PROPERTY" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under generally accepted accounting principles.

                  "PURCHASE IN LIEU OF REDEMPTION DATE" has the meaning set forth in Section 3.05 hereof.

                  "QUALIFIED STATED INTEREST" means that portion of Fixed Interest that is treated for federal income tax purpose as qualified stated interest within the meaning of Treasury Regulation section 1.1273-1(c).

                  "REBATE FUND" means the fund so designated which is created by
Section 4.07 of this Indenture.

                  "RECORD DATE" means the fifteenth day of the month next preceding any Bond Payment Date.

                  "REFUNDED SERIES 1989 BONDS" has the meaning set forth in the recitals to this Indenture.

                  "REMARKETING AGENT" has the meaning set forth in Section 3.04 hereof.

                  "REMARKETING CONDITIONS" has the meaning set forth in Section
3.04 hereof.

                  "REMARKETING PRICE" has the meaning set forth in Section 3.04 hereof.

                  "REPURCHASE DATE" has the meaning set forth in Section 3.04 hereof.

                  "REPURCHASE EXERCISE DATE" has the meaning set forth in
Section 3.04 hereof.

                  "REPURCHASE PRICE" has the meaning set forth in Section 3.04 hereof.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITY AGREEMENT" means collectively, (a) the Security Agreement dated June 18, 2002 made by the Company for the benefit of the Issuer and the Notes Trustee encumbering a portion of the Hot Mill Collateral, Tandem Mill Collateral and Tin Mill Collateral, which constitutes personal property, as the Issuer's rights thereunder have been assigned to the Trustee pursuant to this Indenture and Assignment Agreement, and as amended or supplemented from time to time and (b) any other security agreement or other instrument encumbering any Collateral constituting personal property which is given or made by the Company or any Subsidiary thereof to the Trustee to secure all or any portion of the Bond Debt or to secure all or any portion of the payment of the principal of, premium, if any, or Interest or purchase price of the Bonds.

                  "SECURITY DOCUMENTS" means the Deeds of Trust, the Assignment Agreement, the Security Agreement, any Uniform Commercial Code financing statements filed in connection with the Bond Loan, and all other documents, instruments and agreements now or hereafter evidencing, governing, securing or otherwise pertaining to the Bond Loan, the Bonds or otherwise executed and delivered by or on behalf of the Company or any other party in connection with the Bond Loan, the Bonds or any of the foregoing documents, together with all amendments, modifications, renewals, substitutions and replacements of or to any of the foregoing.

                  "SECURITIES DEPOSITORY" means a person that is registered as a clearing agency under Section 17A of the Securities Exchange Act of 1934 or whose business is confined to the performance of the functions of a clearing agency with respect to exempted securities, as defined in Section 3(a)(12) of such Act for the purposes of Section 17A thereof.

                  "SENIOR SECURED NOTES" means the 10% Senior Secured Notes due 2008 originally issued by the Company in the aggregate principal amount of $134,200,000 pursuant to the Notes Indenture.

                  "SERIES 1989 BONDS" means the Issuer's Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 1989, issued in the original aggregate principal amount of $56,300,000.

                  "S&P" means Standard & Poor's, a division of the McGraw-Hill Companies, Inc., a corporation organized and existing under the laws of the State of New York, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, by notice to the Trustee.

                  "STATE" means the State of West Virginia.

                  "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

                  "SUPPLEMENTAL INDENTURE" means any indenture supplemental to or amendatory of this Indenture adopted by the Issuer in accordance with Article IX hereof.

                  "TANDEM MILL COLLATERAL" means the real property constituting the Company's No. 9 tin tandem mill located at the Company's Weirton, West Virginia steel-making facility, together with all equipment and fixtures now or hereafter located thereon (whether or not later moved), as described with particularity in the Tandem Mill Deed of Trust, together with all other property, real or personal, conveyed by or pledged under or pursuant to the Tandem Mill Deed of Trust and/or the Security Agreement and otherwise described as "Property" or "Collateral," respectively therein; provided, however, that only that portion of the "Collateral" described in the Security Agreement which is located on, is used in connection with or is proceeds of the Tandem Mill shall be included as part of the "Tandem Mill Collateral."

                  "TANDEM MILL DEED OF TRUST" means that certain Deed of Trust, dated as of June 18, 2002, made by the Company in favor of Joyce Ofsa, as trustee, for the benefit of the Issuer and the Notes Trustee, as beneficiaries, and encumbering the Tandem Mill Collateral which constitutes real property, as the Issuer's rights thereunder have been assigned to the Trustee pursuant to this Indenture and the Assignment Agreement, and as amended, supplemented, restated or otherwise modified from time to time.

                  "TENDER OPTION RIGHT" has the meaning set forth in Section
3.04 hereof.

                  "TIN MILL COLLATERAL" means the real property constituting the Company's tin mill located at the Company's Weirton, West Virginia steel-making facility, together with all equipment and fixtures now or hereafter located thereon (whether or not later moved), as described with particularity in the Tin Mill Deed of Trust (excluding assets set forth in Exhibit B to the Tin Mill Deed of Trust), together with all other property, real or personal, conveyed by or pledged under or pursuant to the Tin Mill Deed of Trust and/or the Security Agreement and otherwise described as "Property" or "Collateral," respectively therein; provided, however, that only that portion of the "Collateral" described in the Security Agreement which is located on, is used in connection with or is proceeds of the Tin Mill shall be included as part of the "Tin Mill Collateral."

                  "TIN MILL DEED OF TRUST" means that certain Deed of Trust, dated as of June 18, 2002, made by the Company in favor of Joyce Ofsa, as trustee, for the benefit of the Issuer and the Notes Trustee, as beneficiaries, and encumbering the Tin Mill Collateral which constitutes real property, as the Issuer's rights thereunder have been assigned to the Trustee pursuant to this Indenture and the Assignment Agreement and as amended, supplemented, restated or otherwise modified from time to time.

                  "TREASURY REGULATIONS" means those treasury regulations promulgated under the Code.

                  "TRUST ESTATE" means all Property which may from time to time be subject to the Lien of this Indenture.

                  "TRUSTEE" means J.P. Morgan Trust Company, National Association and its successors as trustee hereunder, together with any banking institution resulting from or surviving any consolidation or merger to which it or its successors may be a party and any temporary or successor trustee at the time serving as such hereunder.

                  "VOTING STOCK" means Capital Stock which ordinarily has voting power for the election of directors (or persons performing similar functions), whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                  "WHOLLY OWNED SUBSIDIARY" means, at any time, a Subsidiary all of the Capital Stock of which (except directors' qualifying shares) are at the time owned directly or indirectly by the Company.

                                   ARTICLE II

                       AUTHORIZATION AND ISSUANCE OF BONDS

                  Section 2.01 AUTHORIZED AMOUNT OF BONDS. The total principal amount of Bonds that may be issued hereunder is hereby expressly limited to TWENTY-SEVEN MILLION THREE HUNDRED FORTY-EIGHT THOUSAND Dollars ($27,348,000), except as provided in Section 2.09 hereof.

                  Section 2.02 PURPOSES FOR WHICH BONDS MAY BE ISSUED. Bonds may be issued only for the purposes of refunding the Refunded Series 1989 Bonds.

                  Section 2.03 ISSUANCE AND FORM OF BONDS; LEGEND. The Bonds shall be designated "Secured Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 2002." The Bonds shall be issuable as fully registered Bonds without coupons in the denomination of $1,000 or any integral multiple of $1,000 in excess thereof. All Bonds issued under this Indenture shall be in registered form in substantially the form set forth in Exhibit A attached hereto, with appropriate variations, omissions and insertions as permitted or required by this Indenture. The Bonds shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Issuer executing the same may determine with the approval of the Trustee. Bonds may be issued, if agreed by the Issuer and the Holder, in the form of definitive Bonds in physical form. Any of the Bonds may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Bonds are admitted to trading, or to conform to general usage. The Issuer shall furnish any such legends or endorsements to the Trustee in writing. The Issuer shall approve the form of the Bonds and any notation, legend or endorsement on them.

                  (a) Each Bond shall bear Interest from the Issue Date and shall be payable in the amount and on the dates as specified on the form of Bond.

                           Except as otherwise provided herein, all Bonds shall be subject to redemption or purchase prior to maturity on the terms, for the reasons, in the manner, at the price or prices and as otherwise set forth in Article III hereof.

                  (b) [Intentionally Omitted]

                  (c) The Bonds shall be dated as of the Issue Date.

                  (d) Subject to the provisions of Section 2.06 hereof relating to Book Entry Bonds, the principal of and premium, if any, on the Bonds shall be payable, upon presentation and, in the case of payment at maturity or by prior redemption, surrender of such Bonds, at the Principal Corporate Trust Office of the Trustee. The purchase price of any Bonds tendered for purchase hereunder shall be payable by the Trustee to the Owner of Bonds entitled to receive such purchase price at its address shown on the registration books of the Issuer maintained by the Trustee. Payment of Interest on Bonds shall be made on each Interest Payment Date to the Owner thereof on the Record Date and shall be paid by check mailed or wire transfer by the Trustee to such registered owner at his address as it appears on the registration books of the Issuer maintained by the Trustee as Bond Registrar or at such other address as is furnished to the Trustee in writing by such registered owner. Payment of principal of, premium, if any, and Interest on and purchase price upon tender of the Bonds shall be made in lawful money of the United States of America which on the date of payment thereof shall be legal tender for the payment of public and private debts.

                  (e) Notwithstanding anything contained in this Indenture to the contrary, Interest on Bonds due on any Interest Payment Date shall be payable to the Person in whose name such Bond is registered at the close of business on the Record Date with respect to such Interest Payment Date, irrespective of any transfer or exchange of such Bond subsequent to such Record Date and prior to such Interest Payment Date, unless the Issuer shall default in the payment of Interest due on such Interest Payment Date. In the event of any such default, such defaulted Interest shall be payable to the Person in whose name such Bond is registered at the close of business on a special record date for the payment of such defaulted Interest established by notice mailed by or on behalf of the Issuer to the registered Holders of Bonds not less than fifteen (15) days preceding such special record date. Such notice shall be mailed to the Persons in whose name the Bonds are registered at the close of business on the fifteenth day preceding the date of mailing. Payment of Interest and principal on the Bonds, at the option of the Issuer, may be made by check mailed to the registered address of the Person entitled thereto.

                  Section 2.04  EXECUTION; LIMITED OBLIGATIONS.

                  (a) The Bonds shall be executed in the name and on behalf of the Issuer with the manual or facsimile signature of its Mayor or Vice-Mayor and sealed with its corporate seal or a facsimile thereof, each of the foregoing to be attested to by the manual or facsimile signature of its Clerk. Each such facsimile signature shall have the same force and effect as a manual signature. In case any officer whose manual or facsimile signature shall appear on the Bonds shall cease to be such officer before the delivery of such Bonds, such signature shall nevertheless be valid and sufficient for all purposes as if such officer had remained in office until such delivery; and any Bond may be signed on behalf of the Issuer, manually or in facsimile, by the person who, on the date of execution of such Bond, shall be the proper officer of the Issuer, even if such officer did not occupy such office on the date of execution of this Indenture.

                  (b) The Bonds and the Interest thereon shall not be general obligations of the Issuer, but shall be limited obligations payable solely from the amounts payable under the Agreement (except to the extent paid out of moneys attributable to the proceeds derived from the sale of the Bonds or to income from the investment thereof) and other amounts specifically pledged therefor under this Indenture and shall be a valid claim of the respective Holders thereof only against the Bond Fund and other moneys held by Trustee and the amounts payable under the Agreement, the Security Agreement and the Deeds of Trust or otherwise pledged therefor. Neither the Issuer, the State nor any other political subdivision of the State shall be obligated to pay the principal of the Bonds, premium, if any, or Interest thereon or other costs incident thereto except from the revenues and other amounts pledged therefor. Neither the general credit nor the taxing power of the Issuer or the State or any other political subdivision thereof is pledged to the payment of the principal of, premium, if any, or Interest on the Bonds or other costs incident thereto. The Bonds and the Interest thereon shall not be a charge upon the tax revenues of the Issuer, or a charge upon any other revenues or Property of the Issuer not specifically pledged thereto.

                  Section 2.05  AUTHENTICATION.

                  (a) No Bond shall be valid for any purpose or shall be entitled to any right or benefit hereunder unless there shall be endorsed on such Bond a Certificate of Authentication, substantially in the form set forth in Exhibit A attached hereto, duly executed by the Trustee. Such executed Certificate of Authentication by the Trustee upon any such Bond shall be conclusive evidence that such Bond has been authenticated and delivered under this Indenture. The Trustee's Certificate of Authentication on any Bond shall be deemed to have been executed by it if signed by an authorized signatory of the Trustee, but it shall not be necessary that the same person sign the Certificate of Authentication on all of the Bonds issued hereunder.

                  (b) In the event any Bond is deemed tendered to the Trustee as provided hereunder but is not physically so tendered, the Issuer shall execute and the Trustee shall authenticate a new Bond of like denomination as that deemed tendered.

                  Section 2.06 SECURITIES DEPOSITORY PROVISIONS. All Book Entry Bonds shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The Issuer and the Trustee acknowledge that they have executed and delivered a Letter of Representations with the Company and DTC. All payments of principal of, premium, if any, and interest on the Book Entry Bonds and all notices with respect thereto, including notices of full or partial redemption or purchases in lieu of redemption, shall be made and given at the times and in the manner set out in the Letter of Representations. The terms and provisions of the Letter of Representations shall govern in the event of any inconsistency between the provisions of this Indenture and the Letter of Representations. The Letter of Representations may be amended without Bondholder consent.

                  The Beneficial Owners of Book Entry Bonds will not receive physical delivery of certificates except as provided herein. For so long as there is a Securities Depository for Book Entry Bonds, all of such Bonds shall be registered in the name of the nominee of the Securities Depository, all transfers of beneficial ownership interests in such Bonds will be made in accordance with the rules of the Securities Depository, and no investor or other party purchasing, selling or otherwise transferring beneficial ownership of such Bonds is to receive, hold or deliver any certificate. The Issuer, the Trustee and the Company shall have no responsibility or liability for transfers of beneficial ownership interests in such Bonds.

                  The Issuer, the Company and the Trustee will recognize the Securities Depository or its nominee as the Bondholder of Book Entry Bonds for all purposes, including receipt of payments, notices and voting; provided the Trustee may recognize votes by or on behalf of Beneficial Owners as if such votes were made by Bondholders of a related portion of the Book

Entry Bonds when such votes are received in compliance with an omnibus proxy of the Securities Depository or otherwise pursuant to the rules of the Securities Depository or the provisions of the Letter of Representations or other comparable evidence delivered to the Trustee by the Bondholders or as provided in Sections 7.11, 8.04 and 12.01 of this Indenture.

                  With respect to Book Entry Bonds, the Issuer, the Company and the Trustee shall be entitled to treat the Person in whose name such Bond is registered as the absolute owner of such Bond for all purposes of this Indenture, and neither the Issuer, the Company nor the Trustee shall have any responsibility or obligation to any Beneficial Owner of such Book Entry Bond. Without limiting the immediately preceding sentence, neither the Issuer, the Company nor the Trustee shall have any responsibility or obligation with respect to (a) the accuracy of the records of any Securities Depository or any other Person with respect to any ownership interest in Book Entry Bonds, (b) the delivery to any Person, other than a Bondholder, of any notice with respect to Book Entry Bonds, including any notice of redemption or refunding, (c) the selection of the particular Book Entry Bonds or portions thereof to be redeemed or refunded in the event of a partial redemption or refunding of part of the Bonds Outstanding or (d) the payment to any Person, other than a Bondholder, of any amount with respect to the principal of, redemption premium, if any, or interest on Book Entry Bonds.

                  Section 2.07 TEMPORARY BONDS. Until Bonds in definitive form are ready for delivery, the Issuer may execute, and upon the request of the Issuer, the Trustee shall authenticate and deliver, subject to the provisions, limitations and conditions set forth herein, one or more Bonds in temporary form, whether printed, typewritten, lithographed or otherwise produced, substantially in the form of the definitive Bonds, with appropriate omissions, variations and insertions, and in authorized denominations. Until exchanged for Bonds in definitive form, such Bonds in temporary form shall be entitled to the Liens and benefits of this Indenture. Upon presentation and surrender of any Bond or Bonds in temporary form, the Issuer shall, at the request of the Trustee, execute and deliver to the Trustee, and the Trustee shall authenticate and deliver, in exchange therefor, a Bond or Bonds in definitive form. Such exchange shall be made by the Trustee without making any charge therefor to the Owner of such Bond in temporary form. Notwithstanding the foregoing, Bonds in definitive form may be issued hereunder in typewritten form.

                  Section 2.08 DELIVERY OF THE BONDS.

                  (a) Upon the execution and delivery of this Indenture, the Issuer shall execute and deliver the Bonds to the Trustee and the Trustee shall authenticate the Bonds and deliver them in accordance with the directions of the Issuer and the provisions of this Section 2.08.

                  (b) Prior to or simultaneously with the delivery by the Trustee of any of the Bonds, there shall be filed with the Trustee at least:

                           1. Original, executed counterparts of the Agreement, this Indenture, the Security Documents, the Collateral Agency Agreement and the Intercreditor Agreement.

                           2. A certificate executed by an Authorized Representative of the Company with respect to the due authorization, execution and delivery of the Agreement.

                           3. A copy, duly certified by an Authorized Representative of the Issuer, of the Bond Resolution.

                           4. An Opinion of Counsel for the Company stating that, in the opinion of such counsel, the Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent certain bankruptcy and insolvency laws and equitable principles may affect its enforceability.

                           5. An Opinion of Counsel for the Issuer stating in the opinion of such counsel (i) that the Agreement and this Indenture have been duly authorized, executed and delivered by the Issuer, (ii) that the Agreement and this Indenture are legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their respective terms, except to the extent certain bankruptcy or insolvency laws and equitable principles may affect their enforceability, and (iii) that this Indenture creates all the Liens which it purports to create.

                           6. An opinion of Bond Counsel as to the due existence and authority of the Issuer; the valid issuance of the Bonds under the Bond Resolution and the Act; the exemption from registration of the Bonds under the Securities Act; the exemption from qualification of the Indenture under the Trust Indenture Act of 1939, as amended; and the tax-exempt status of the Qualified Stated Interest or Original Issue Discount on the Bonds under the Code and under the laws of the State.

                           7. An authorization to the Trustee, signed by an Authorized Representative of the Issuer, to authenticate and deliver the Bonds in accordance with such authorization.

                           8. Assignment Agreement, in form and substance reasonably satisfactory to the Trustee, assigning the Issuer's rights under the Agreement, the Deeds of Trust and the Security Agreement, as and to the extent contemplated to be included in the Trust Estate.

                           9. Such other documents and opinions as the Trustee may reasonably request.

                  Section 2.09  MUTILATED, LOST, STOLEN OR DESTROYED BONDS.

                  (a) In the event any Bond is mutilated, lost, stolen or destroyed, the Issuer may execute and, upon the request of an Authorized Representative of the Issuer, the Trustee shall authenticate and deliver a new Bond of like principal amount, maturity, interest rate and series as the mutilated, destroyed, lost or stolen Bond in exchange for a mutilated Bond or in substitution for a Bond so destroyed, lost or stolen, as the case may be. In every such case of exchange or substitution, the applicant shall furnish to the Issuer, the Trustee and the Company (i) such security or indemnity as may be reasonably required by any of them to save each of them harmless from all risks, however remote, and (ii) evidence to their reasonable satisfaction of the mutilation, destruction, loss or theft of the applicant's Bond and of the ownership thereof. Upon the issuance of any Bond upon such exchange or substitution, the Issuer, the Company or Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses, including counsel fees, of the Issuer, the Company or the Trustee incurred in connection therewith. In case any Bond which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a Bond in exchange or substitution therefor, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Bond) if the applicant for such payment shall furnish to the Issuer, to the Company and to the Trustee such security or indemnity as either of them may reasonably require to save them harmless, together with evidence to the reasonable satisfaction of the Issuer, to the Company and the Trustee of the mutilation, destruction, loss or theft of such Bond and of the ownership thereof.

                  (b) All Bonds shall be held and owned upon the express condition that the provisions of this Section 2.09 are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds and shall preclude all other rights or remedies, notwithstanding any law or statute now existing or hereinafter enacted to the contrary.

                  Section 2.10  INTERCHANGEABILITY OF BONDS; NEGOTIABILITY.

                  (a) Subject to Section 2.13 hereof, any Bond, upon surrender thereof at the Principal Corporate Trust Office of the Trustee together with a written instrument of transfer reasonably satisfactory to the Trustee duly executed by the registered owner or his duly authorized attorney, may be exchanged for an equal aggregate principal amount of fully registered Bonds of the same maturity, interest rate and series as the Bonds so surrendered in any other authorized denominations.

                  (b) All Bonds issued under this Indenture shall be negotiable, subject to the provisions for registration and transfer contained in this Indenture and in the Bonds.

                  Section 2.11  REGISTRATION, TRANSFER AND EXCHANGE.

                  (a) So long as any Bonds shall remain Outstanding, the Issuer shall maintain at the Principal Corporate Trust Office of the Trustee books for the registration and transfer of the Bonds ("Bond Register"). The Trustee is hereby appointed bond registrar ("Bond Registrar") for the Issuer for the purpose of registering and effecting transfers on such registration books. By executing this Indenture, the Trustee accepts the duties and obligations of Bond Registrar for the Issuer. The Trustee, as Bond Registrar, shall register in such books and permit to be transferred thereon, under such reasonable regulations as the Trustee may prescribe, any Bond entitled to registration or transfer.

                  (b) The Bonds are issuable only in registered form. Subject to the provisions of Section 2.06 hereof with respect to the transfer of ownership of Book Entry Bonds, a Holder may transfer a Bond by written application to the Bond Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Bond Registrar in the Bond Register. Prior to the registration of any transfer by a Holder as provided herein, the Issuer, the Trustee, and any agent of the Issuer shall treat the person in whose name the Bond is registered as the owner thereof for all purposes whether or not the Bond shall be overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary. When Bonds are presented to the Bond Registrar with a request to register the transfer or to exchange them for an equal principal amount of Bonds of other authorized denominations, the Bond Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Issuer shall execute and the Trustee shall authenticate Bonds at the Bond Registrar's request.

                  (c) In all cases in which the privilege of exchanging or transferring Bonds is exercised, the Issuer shall execute and the Trustee shall authenticate and deliver Bonds in accordance with the provisions of this Indenture. All Bonds surrendered in any such exchanges or transfers shall forthwith be cancelled in accordance with the provisions of Section 5.10 hereof. For every such exchange or transfer of Bonds, the Issuer or the Trustee may impose a charge sufficient to reimburse it for any tax, fee or other governmental charge required to be paid with respect to such exchange or transfer, and may charge the Company for (i) the cost of preparing each new Bond and (ii) any other expenses of the Issuer or the Trustee incurred in connection therewith.

                  (d) The Trustee shall not be required to exchange or register a transfer of (i) any Bonds during the 15-day period next preceding the selection of Bonds to be redeemed and thereafter until the date of the mailing of a notice of redemption of Bonds selected for redemption, or
         (ii) any Bonds selected, called or being called for redemption in whole or in part except, in the case of any Bond to be redeemed in part, the portion thereof not to be so redeemed.

                  (e) Each Bond shall be transferable only on the books of the Issuer upon surrender thereof at the Principal Corporate Trust Office of the Trustee together with a written instrument of transfer reasonably satisfactory to the Trustee duly executed by the registered owner or his attorney duly authorized in writing. Upon the transfer of any such Bond, the Issuer shall issue in the name of the transferee a new, registered Bond or Bonds of the same aggregate principal amount, maturity, interest rate and series as the surrendered Bond.

                  (f) The Issuer, the Trustee and any Paying Agent may deem and treat the Person in whose name any Bond shall be registered upon the books of the Issuer as the absolute owner thereof, whether such Bond shall be overdue or not, for the purpose of receiving payment of the principal or redemption price of and (subject to the other provisions of this Indenture) Interest on such Bond and for all other purposes. All such payments so made to any such registered owner, or upon his order, shall satisfy and discharge the liability of the Issuer upon such Bond to the extent of the sum or sums so paid. The Issuer, the Trustee and any Paying Agent shall not be affected by any notice to the contrary.

                  Section 2.12 WIRE INSTRUCTIONS. Notwithstanding any provisions of this Indenture and the Bonds to the contrary, if the Issuer and a Holder so agree, payments of cash Interest on, and any portion of the principal of any Bonds other than the final payment of principal on a Bond or payment of the purchase price of any Bond upon tender thereof, may be made by the Paying Agent upon receipt from the Issuer in immediately available funds, directly to the Holder of such Bond (whether by Federal funds, wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payment shall be so made and in the case of payments of a portion of the principal of any Bonds other than the final payment of principal on a Bond, the Holder of such Bond surrenders the same to the Trustee in exchange for a Bond or Bonds aggregating the same principal amount as the unredeemed principal amount of the Bonds surrendered. The Trustee shall be entitled to rely on the last instruction delivered by the Holder pursuant to this Section 2.12 unless a new instruction is delivered 15 days prior to a payment date. The Issuer will indemnify and hold the Trustee harmless against any loss, liability or expense (including attorneys' fees) resulting from any act or omission to act on the part of the Issuer or any such Holder in connection with any such agreement or which the Paying Agent may incur as a result of making any payment in accordance with any such agreement.

                  Section 2.13 DISCONTINUANCE OF BOOK-ENTRY SYSTEM. The book-entry registration system for all of the Book Entry Bonds may be terminated and certificates delivered to and registered in the name of the Beneficial Owners, under either of the following circumstances:

                  (a) DTC notifies the Issuer, the Company and the Trustee that it is no longer willing or able to act as Securities Depository for the Book Entry Bonds and a successor Securities Depository for the Book Entry Bonds is not appointed by the Issuer at the direction of the Company prior to the effective date of such discontinuation; or

                  (b) The Company determines that continuation of the book-entry system through DTC (or a successor Securities Depository) is not in the best interest of the Company.

                  In the event a successor Securities Depository is appointed by the Issuer at the direction of the Company, the Book Entry Bonds will be registered in the name of such successor Securities Depository or its nominee. In the event certificates are required to be issued to Beneficial Owners, the Trustee, the Company and the Issuer shall be fully protected in relying upon a certificate of DTC or any DTC participant as to the identity of and the principal amount of Book Entry Bonds held by such Beneficial Owners.

                                   ARTICLE III

                      REDEMPTION OF BONDS BEFORE MATURITY;
                      TENDER OPTION RIGHTS OF BONDHOLDERS;
                         PURCHASE IN LIEU OF REDEMPTION

                  Section 3.01 MANDATORY REDEMPTION; EXTRAORDINARY REDEMPTION; OPTIONAL REDEMPTION.

                  (a) The Bonds are subject to mandatory redemption prior to their maturity upon a "Determination of Taxability" (as hereinafter defined) with respect to any Bond. If so called for redemption, the Bonds shall be redeemed by the Issuer in whole at any time within two hundred ten (210) days after such Determination of Taxability, at one hundred percent (100%) of the aggregate principal amount of the Bonds then Outstanding, plus accrued Interest to the redemption date.

                  A "Determination of Taxability" shall be deemed to have been made upon the first to occur of the following events:

                           (i) the date on which the Company notifies the
                  Trustee that an "Event of Taxability" (as hereinafter defined) has occurred, which notice is supported by one or more tax schedules, returns or documents that evidence the occurrence of such Event of Taxability; or

                           (ii) a final resolution that Qualified Stated
                  Interest or Original Issue Discount on any Bond is includable in the gross income of the recipient thereof for Federal income tax purposes (other than by reason of the recipient being a "substantial user" of the Project or a "related person" to a "substantial user," as such terms are defined in
                  Section 103(b)(13) of the Code of 1954), that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise, including (1) by the expiration of a statute of limitations or a period for the filing of claims appealing from adverse determinations, or recovering any refund (including by offset), (2) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable, or (3) by closing agreement, an accepted offer in compromise under the Code, or comparable agreements under United States federal income tax law or the laws of other jurisdictions;

        provided, however, that no Determination of Taxability described in clause (i) above shall be deemed to have occurred if the Trustee shall have received an unqualified written opinion of Bond Counsel satisfactory to the Trustee, in form and substance satisfactory to the Trustee, to the effect that no Event of Taxability has occurred.

                           "Event of Taxability," with respect to any Bond, means a change of law or regulation, or the interpretation thereof, or the occurrence of any other event or the existence of any other circumstance (including without limitation the fact that any representation or warranty of the Company or the Issuer made in connection with the issuance of the Bonds is or was untrue) that has the effect of causing Qualified Stated Interest or Original Issue Discount on any Bond to be includable in the gross income of the recipient thereof for Federal income tax purposes (other than by reason that such Qualified Stated Interest or Original Issue Discount (i) is includable in the gross income of an owner or former owner of a Bond while such owner or former owner is or was a "substantial user" of the Project or a "related person" to a "substantial user," as such terms are defined in Section 103(b)(13) of the Code of 1954, or (ii) is deemed an item of tax preference, including without limitation an item subject to any alternative minimum tax). The Company shall promptly give written notice to the Issuer and the Trustee within thirty (30) days after becoming aware that an Event of Taxability has occurred.

                  If the Issuer or the Trustee receives written notice from any Owner of Bonds or taxing authority stating that a taxing authority proposes to include Qualified Stated Interest or Original Issue Discount on any Bond in the gross income of a Holder or Holders of Bonds for the reasons described herein or any other proceeding has been instituted which may lead to a final resolution as described in clause
         (ii) of the definition of "Determination of Taxability" or to an Event of Taxability (a "Tax Proceeding"), then the Trustee and/or the Issuer shall promptly give written notice to the Company of such Tax Proceeding and the Company shall have the right, at its own expense, to participate in and control the Tax Proceeding to the same extent that the Issuer would otherwise have the right to participate in and control the Tax Proceeding. The Issuer hereby agrees to execute all documents reasonably necessary to permit the Company to participate in and control any such Tax Proceeding and neither the Trustee nor the Issuer shall, without the prior written consent of the Company (which consent shall not be unreasonably withheld) agree to the entry of any judgment or enter into any settlement with respect to the Tax Proceeding.

                  (b) The Bonds shall be redeemed prior to maturity by the Issuer in whole at any time at 100% of the principal amount thereof, plus Interest accrued thereon to the date set for redemption, if the Company elects to terminate the Agreement pursuant to Section 8.1(a) thereof, upon the occurrence of one of the following events:

                           (i) the Project or any substantial portion of the Hot
                  Mill Collateral, Tandem Mill Collateral or the Tin Mill Collateral, to the extent owned and operated by the Company (each, a "Facility"), shall have been damaged or destroyed to such extent that (1) in the reasonable opinion of the Company, expressed in a certificate signed by an Authorized Representative of the Company, the Project or such substantial portion of a Facility cannot be reasonably restored within a period of 6 months from the date of such damage or destruction, or (2) the Company is thereby prevented or, in the reasonable opinion of the Company expressed in a certificate signed by an Authorized Representative of the Company, is likely to be prevented from carrying on its normal operation of the Project or such substantial portion of a Facility for a period of 6 months from the date of such damage or destruction; or

                           (ii) title to, or the temporary use of, all or
                  substantially all of the Project or any substantial portion of a Facility shall have been condemned by a competent authority which Condemnation results or, in the reasonable opinion of the Company expressed in a certificate signed by an Authorized Representative of the Company, is likely to result in the Company being thereby prevented from carrying on its normal operation of the Project or such substantial portion of a Facility for a period of 6 months; or

                           (iii) as a result of changes in the Constitution of
                  the United States of America or of the State or of legislative or executive action of any political subdivision thereof or of the United States of America or by final decree or judgment of any court, after the contest thereof by the Company, (x) the Agreement becomes void or unenforceable or, (y) in the reasonable opinion of the Company expressed in a certificate signed by an Authorized Representative of the Company, (A) the Agreement becomes impossible of performance in accordance with the intent and purposes of the parties as expressed therein or
                  (B) unreasonable burdens or excessive liabilities are imposed upon the Company by reason of the operation of the Project or any substantial portion of a Facility; or

                           (iv) a change shall have occurred in the economic
                  availability of raw materials, manufactured products, energy sources, operating supplies or facilities necessary for the operation of the Project or any substantial portion of a Facility for the purposes for which the Project or such substantial portion of a Facility was originally constructed, or such technological or other changes shall have occurred that, in the reasonable opinion of the Company expressed in a certificate signed by an Authorized Representative of the Company, the Project or such substantial portion of a Facility is rendered uneconomic, impractical or unfeasible for the purposes for which it was originally constructed.

                  (c) The Bonds also shall be redeemed prior to maturity by the Issuer, at the option of the Company, in whole at any time or in part on any Interest Payment Date, on or after April 1, 2004, upon payment in each case of the applicable redemption price (expressed as a percentage of the principal amount of such Bonds to be so redeemed), as set forth in the schedule below, together with Interest accrued thereon, if any, to the date set for redemption, if redeemed during the 12-month period beginning April 1 of the years indicated below:

                          Year                       Redemption Price
                          ----                       ----------------
                          2004                        102%
                          2005                        101%
                          2006 and thereafter         100%

                  (d) The Bonds shall also be redeemed prior to maturity by the Issuer in whole or in part on the first Interest Payment Date for which adequate notice of redemption can be given hereunder, in the amount of any prepayment of the Bond Loan required under Section 8.4 of the Agreement at a redemption price equal to 100% of the principal amount redeemed plus accrued Interest thereon to the redemption date.

                  (e) In the event that less than all of the Bonds are to be redeemed at any time, selection of the Bonds for redemption will be made by the Trustee by lot and, for such purposes, the Trustee shall treat such Bonds in a denomination greater than $1,000 in principal amount as if it were that number of separate Bonds derived by dividing its denomination by $1,000.

                  Section 3.02  NOTICE OF REDEMPTION OR PURCHASE.

                  (a) Whenever Bonds are to be redeemed pursuant to Section 3.01 hereof or purchased pursuant to Section 3.05 hereof, the Trustee shall give written notice of the redemption or purchase of the Bonds in the name of the Issuer stating: (i) the Bonds or portions thereof to be redeemed or purchased; (ii) the redemption or purchase date; (iii) the redemption or purchase price; and (iv) that if moneys or Government Obligations sufficient for such redemption have been deposited with the Trustee, from and after the redemption date, Interest on any Bond so called for redemption shall cease to accrue.

                  (b) Notice required by this Section 3.02 shall be given by the Trustee by first-class mail, postage prepaid, at least thirty (30) days and not more than forty-five (45) days prior to the redemption or purchase date, to the registered owners of any Bonds to be redeemed or purchased at the addresses of such registered owners appearing on the registration books. Any failure to give such notice or any defect therein shall not affect the proceedings for redemption or purchase of any Bond as to which no such failure or defect has occurred.

                  Section 3.03  PAYMENT OF REDEEMED BONDS.

                  (a) After notice shall have been given in the manner provided in Section 3.02 hereof, Bonds or portions thereof called for redemption shall become due and payable on the redemption date so designated, upon presentation and surrender of such Bonds at the Principal Corporate Trust Office of the Trustee. If there shall be called for redemption less than all of a Bond, the Issuer shall, upon the surrender of such Bond and without charge to the Owner thereof, (i) pay the redemption price of the $1,000 unit or units of principal amount called for redemption and (ii) execute and cause the Trustee to authenticate and deliver for the unredeemed balance of the principal amount of any such Bond so surrendered new Bonds in any authorized denominations having the same maturity and interest rate and of the same series as such redeemed Bonds.

                  (b) If, on the redemption date, moneys or Government Obligations in an amount sufficient for the redemption of all Bonds or portions thereof to be redeemed, and Interest thereon to the redemption date, shall be held by the Trustee, the Bonds or portions thereof so called for redemption shall cease to bear Interest and such Bonds or portions thereof shall no longer be Outstanding hereunder or be secured by or entitled to the benefits of this Indenture. If such moneys or Government Obligations shall not be so available on or prior to the redemption date, such Bonds or portions thereof shall continue to bear Interest until paid at the same rate as would have been applicable had they not been called for redemption and shall continue to be secured by and entitled to the benefits of this Indenture.

                  Section 3.04  TENDER OPTION RIGHT OF HOLDERS.

                  (a) In the event that there shall occur a Designated Event (as defined below), each Holder of Bonds shall have the right (the "Tender Option Right"), at such Holder's option, to tender all or any part of the Bonds owned by it (but only in denominations of $1,000 or any integral multiple thereof) for purchase on the date (the "Repurchase Date") that is 90 days after notice of such Designated Event, at a purchase price equal to 101% of the principal amount thereof, plus any accrued Interest, if any, thereon to the Repurchase Date (the "Repurchase Price").

                  (b) On or before the thirtieth (30th) day following the Designated Event, at the request of the Company (which request the Company has agreed to make in Section 4.2(e) of the Agreement not more than 21 days after the Designated Event), the Trustee shall promptly give notice of a Designated Event and of the Tender Option Right arising as a result thereof by registered or certified mail to each Bondholder at such Holder's address appearing in the registration books. The Trustee shall also cause a copy of such notice to be published in The Wall Street Journal or another newspaper of general circulation in the Borough of Manhattan, the City of New York. Each such notice of a Tender Option Right shall state:

                           (i) the Repurchase Date;

                           (ii) the date by which the Tender Option Right must
                  be exercised, which date shall not be earlier than forty-five
                  (45) days nor later than thirty (30) days prior to the Repurchase Date (the "REPURCHASE EXERCISE DATE");

                           (iii) the Repurchase Price, if the Tender Option
                  Right is exercised; and

                           (iv) a description of the procedure which a
                  Bondholder must follow to exercise the Tender Option Right.

No failure of the Company to request the Trustee to give, or any failure of the Trustee to give, the foregoing notice shall limit any Bondholder's right to exercise a Tender Option Right.

                  (c) To exercise a Tender Option Right, a Holder of Bonds shall deliver to the Trustee and the Company (or an agent designated by the Company for such purpose in the notice referred to in (b) above) on or prior to the Repurchase Exercise Date (i) written notice of the Bondholder's exercise of the Tender Option Right, which notice shall set forth the name of the Holder, the principal amount of the Bonds (or portion thereof) being tendered for purchase, and a statement that the Tender Option Right is being exercised thereby and (ii) the Bonds with respect to which the Tender Option Right is being exercised, duly endorsed for transfer. Such written notice shall be irrevocable unless the rescission thereof is duly approved by the Continuing Directors.

                  (d) In the event a Tender Option Right shall be exercised in accordance with the terms hereof, the Company has agreed, in Section 4.2(e) of the Agreement, to pay or cause to be paid the Repurchase Price for any Bond or Bonds tendered for purchase in cash to the Holder of such Bond or Bonds on the Repurchase Date to the extent that remarketing proceeds are not available or are insufficient to pay the Repurchase Price thereof in full. In the event that a Tender Option Right is exercised with respect to less than the entire principal amount of a surrendered Bond, the Issuer shall execute and deliver to the Trustee and the Trustee shall authenticate for issuance in the name of the Holder a new Bond or Bonds in the aggregate principal amount of that portion of such surrendered Bond or Bonds not tendered for purchase.

                  (e) In the event that a Designated Event has occurred and notice thereof has been given to Bondholders as provided in this
         Section 3.04, the Company shall have the option to remarket all or any Bonds tendered by a Bondholder pursuant to its Tender Option Right, provided that the Remarketing Conditions have been satisfied and, in connection therewith, shall have the right to appoint a remarketing agent (the "Remarketing Agent") reasonably acceptable to the Issuer in order to remarket such Bonds. The Company shall notify the Issuer and Trustee of its election to remarket Bonds and of the appointment of a Remarketing Agent in writing no less than fifteen (15) days prior to the Repurchase Date. In connection with the appointment of any Remarketing Agent, the Company shall promptly enter into a written agreement with the Remarketing Agent in which, among other things, (i) the Remarketing Agent shall designate its principal office to the Company, the Issuer and the Trustee, (ii) the Remarketing Agent shall agree to perform the duties and obligations imposed upon it hereunder,
         (iii) the Remarketing Agent shall agree to hold all money delivered to it hereunder in trust for the benefit of the Person which shall have so delivered such money until the Bonds to be purchased with such money shall have been delivered to or for the account of such Person, and
         (iv) the Company and the Remarketing Agent shall agree upon the compensation to be paid to the Remarketing Agent by the Company for remarketing the Bonds.

                  (f) If a Remarketing Agent has been appointed to remarket Bonds tendered for purchase pursuant to this Section 3.04, the Remarketing Agent shall use its best efforts to remarket such Bonds at the highest possible purchase price at which all Bonds to be tendered for purchase pursuant to Section 3.04 hereof can be sold and, not less than seven (7) days prior to the Repurchase Date, the Remarketing Agent shall provide the Company with written notice of such purchase price (the "Remarketing Price"). Upon receipt of such notice, the Company shall have the option to either direct the Remarketing Agent to proceed with the remarketing of such Bonds at the Remarketing Price or to direct that the Remarketing Agent reject the Remarketing Price and cease all further efforts to remarket such Bonds. In any event, such direction to the Remarketing Agent will be given by the Company to the Remarketing Agent in writing and a copy of such notice will also be delivered to the Trustee no later than five (5) days prior to the Repurchase Date. If the Company has elected to proceed with the remarketing of such Bonds, then no later than the Business Day prior to the Repurchase Date, the Remarketing Agent shall provide the Trustee in writing with the names, addresses, tax identification numbers and all other information requested by the Trustee relating to the purchasers of the Bonds which have been remarketed by the Remarketing Agent, and shall further provide the Trustee and the Company with the amount of the Remarketing Price to be paid by each of such purchasers. By no later than 10:00 a.m., New York, New York time on the Repurchase Date, the Remarketing Agent shall provide the Trustee and the Company with written notice of the amount of proceeds being held by the Remarketing Agent with respect to Bonds which have been remarketed and shall, no later than 10:30 a.m., New York, New York time on the Repurchase Date, deliver such proceeds to the Trustee. The Trustee shall prepare new Bonds (with appropriate changes, deletions and insertions) for each Bond purchased on the Repurchase Date, shall register such new Bonds in the name of the Persons identified by the Remarketing Agent as the purchasers thereof, or in the name of the Company if such Bonds have not been remarketed but have been purchased by the Company pursuant to the provisions hereof and of Section 4.2(e) of the Agreement, and shall deliver such new Bonds to such purchasers or to the Company, as the case may be, by 4:00 p.m., New York, New York time on the Repurchase Date.

                  (g) To the extent that the remarketing proceeds from the remarketing of Bonds pursuant to this Section 3.04 are unavailable (either because no remarketing has occurred or because the Remarketing Agent has failed to deposit any proceeds with respect to remarketed Bonds with the Trustee by 10:30 a.m., New York, New York time on the Repurchase Date) or are insufficient to pay the Repurchase Price in full on the Repurchase Date, then, in accordance with Section 4.2(e) of the Agreement, the Company shall be required to deposit with the Trustee, no later than 11:00 a.m., New York, New York time on the Repurchase Date, the amount of any such deficiency in order to effect the purchase of all Bonds tendered for purchase on the Repurchase Date.

                  (h) Notwithstanding the foregoing or anything to the contrary contained herein, no remarketing of any of the Bonds under this Section
         3.04 shall occur unless each of the following conditions has been fully satisfied (collectively, the "Remarketing Conditions"): (a) the Trustee shall have received an opinion of Bond Counsel to the effect that the remarketing of the Bonds will not adversely affect the exclusion from gross income of the Qualified Stated Interest or Original Issue Discount on the Bonds for Federal income tax purposes or the exemption from taxation by the State (except inheritance, estate and transfer taxes) of the Bonds and the income therefrom, and (b) the Trustee shall have received an official statement or remarketing memorandum of the Issuer with respect to the Bonds that are being remarketed.

                  (i) As used herein, a "Designated Event" means (A) any sale, lease or other transfer (in one transaction or a series of transactions) of more than 75% of the assets of the Company to any Person (other than a Wholly Owned Subsidiary of the Company); (B) a "person" or "group" (within the meanings of Sections 13(d) and 14(d)(2) of the Exchange Act (other than the Company's 1984 Employee Stock Ownership Plan or 1989 Employee Stock Ownership Plan or any other employee benefit plan of the Company) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Capital Stock representing more than fifty percent (50%) of the voting power of such Capital Stock unless such acquisition of beneficial ownership of shares of voting power of Capital Stock of the Company occurs, directly or indirectly, in connection with the financing of a Permitted Acquisition; (C) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company; or (D) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

                  (j) As used herein, the term "Continuing Director" shall mean a director who either was a member of the Board of Directors of the Company on the date of this Indenture or who became a director of the Company subsequent to such date and whose election, or nomination for election by the Company's stockholders, was duly approved by a majority of the Continuing Directors then on the Board of Directors of the Company.

                  Section 3.05  PURCHASE IN LIEU OF REDEMPTION.

                  (a) Any Bonds called for redemption under this Indenture may be purchased by the Company on the date upon which such Bonds were to have been redeemed (the "Purchase in Lieu of Redemption Date") at a purchase price equal to the redemption price thereof, plus accrued Interest, if any, thereon to, but not including, the Purchase in Lieu of Redemption Date. On or prior to the designated Purchase in Lieu of Redemption Date, the Company shall give written notice to the Trustee and the Paying Agent of the aggregate principal amount of Bonds for which an election to purchase pursuant to this Section 3.05 is being made. Bonds to be purchased by the Company which are not delivered to the Trustee on the Purchase in Lieu of Redemption Date shall be deemed to have been purchased by the Company and the Company shall be the Owner of such Bonds for all purposes under this Indenture, and Interest accruing on such Bonds on and after the Purchase In Lieu of Redemption Date shall be payable solely to the Company. The Trustee shall authenticate (and the Issuer shall execute, if necessary) and deliver to the Company a new Bond as provided in Section 2.11 hereof.

                  (b) It is the intention of the parties hereto that the purchase of the Bonds pursuant to this Section 3.05 shall not constitute an optional prepayment of the Bond Loan or a merger or extinguishment of the indebtedness of the Company represented by the Agreement or the Bonds so purchased and that such Bonds shall for all purposes be regarded as Outstanding hereunder except as otherwise expressly provided herein. Upon the purchase of any Bond pursuant to this Section 3.05, the notice of redemption thereof shall NUNC PRO TUNC be null, void and of no force and effect.

                                   ARTICLE IV

            BOND FUND, REBATE FUND, REVENUES AND APPLICATION THEREOF

                  Section 4.01 ESTABLISHMENT OF BOND FUND. There is hereby created and established with the Trustee a trust fund to be designated "Bond Fund 2002 - Weirton Steel Corporation Project" (the "Bond Fund") which shall be held, maintained and administered by the Trustee in accordance with this Indenture.

                  Within the Bond Fund, there is hereby created and established certain trust accounts to be designated "General Account" and the "Repurchase Moneys Account."

                  Section 4.02 MONEYS TO BE HELD IN TRUST. All moneys deposited with, paid to or received by the Trustee for the account of the Issuer pursuant to this Indenture shall be held by the Trustee in trust and shall be subject to the Lien of this Indenture and held for the security of all Holders of the Bonds until paid in full; provided, however, that moneys which have been deposited with, paid to or received by the Trustee for the redemption or purchase in lieu thereof of a portion of the Bonds, notice of the redemption of which has been given shall be held in trust for and subject to a Lien in favor of only the Holders of Bonds so called for redemption or purchase in lieu thereof; provided, further, however, that moneys which have been deposited with, paid to or received by the Trustee for the purchase of Bonds tendered for purchase pursuant to Section 3.04 hereof, shall be held in trust for and subject to a Lien in favor of only the Holders of Bonds so tendered for purchase.

                  Section 4.03 PAYMENTS INTO THE BOND FUND. There shall be deposited in the Bond Fund from time to time all payments specified in Sections 4.2(a), 4.2(d) and 4.2(e) of the Agreement and all other moneys received by the Trustee under and pursuant to any of the provisions of the Agreement or the Indenture which are required to be or which are accompanied by directions that such moneys are to be paid into the Bond Fund. Any moneys deposited in the Bond Fund pursuant to Sections 4.2(a) or 4.2(d) of the Agreement and any moneys paid by the Company for the purchase of Bonds in lieu of redemption pursuant to
Section 3.05 hereof shall be placed in the General Account of the Bond Fund. Any moneys paid by the Company under Section 4.2(e) of the Agreement and any proceeds of a remarketing of the Bonds pursuant to Section 3.04 hereof shall be deposited in the Repurchase Moneys Account of the Bond Fund.

                  Section 4.04 USE OF MONEYS IN THE BOND FUND. Except as provided in Section 4.05 hereof, moneys in the Bond Fund (other than in the Repurchase Moneys Account thereof) shall be used solely for the payment of the principal of, premium, if any, and Interest on the Bonds as the same mature and come due and for the redemption of the Bonds or the purchase in lieu thereof prior to maturity. The Issuer hereby authorizes and directs the Trustee to withdraw moneys from the Bond Fund (other than from the Repurchase Moneys Account thereof) to pay the principal of, premium, if any, and Interest on the Bonds as the same become due and payable and to make said funds so withdrawn available to the Paying Agent for the purpose of paying such principal of, premium, if any, and Interest. Moneys in the Repurchase Moneys Account shall be used for the purchase of Bonds pursuant to Section 3.04 hereof and for no other purpose. Moneys in the Repurchase Moneys Account shall not be subject to the Lien of the Indenture or otherwise available for the payment of principal of, premium, if any, and Interest on the Bonds except for the purchase of Bonds pursuant to Section 3.04 hereof.

                  Section 4.05  INVESTMENT OF MONEYS; TAX COVENANTS.

                  (a) Any moneys held as a part of the Bond Fund or any other fund established pursuant to this Indenture shall be invested or reinvested by the Trustee to the extent permitted by law, at the written request of and as directed by an Authorized Representative of the Company, in any of the Authorized Investments.

                  (b) The Trustee may make any and all such investments through its own bond or investment department or the bond or investment department of any bank or trust company under common control with the Trustee. All such investments shall at all times be a part of the fund or account from which the moneys used to acquire such investments shall have come and all income and profits on such investments shall be credited to, and losses thereon shall be charged against, such fund. All investments hereunder shall be registered in the name of the Trustee, as Trustee under the Indenture. All investments hereunder shall be held by or under the control of the Trustee. The Trustee may sell and reduce to cash a sufficient amount of investments in the Bond Fund whenever the cash balance in the Bond Fund is insufficient, together with any other funds available therefor, to pay the principal and Interest on the Bonds or the purchase price thereof when due.

                  (c) Any investment herein authorized is subject to the condition that no use of the proceeds of the issuance of the Bonds or of any other moneys (including without limitation the proceeds of any insurance or any Condemnation award with respect to the Project) shall be made which would cause the Bonds to be "arbitrage bonds" within the meaning of such quoted term under Section 148 of the Code of 1986; provided, however, that the Company shall be solely responsible for the selection of any Authorized Investment under Section 4.05(a) hereof, and the Trustee shall be entitled to rely on any investment direction given to it by the Company pursuant to Section 4.05(a) above without liability to the Company, the Issuer, any Bondholder or any other Person in the event that any such investment shall cause all or any of the Bonds to be or become "arbitrage bonds" within the meaning of
         Section 148(a) of the Code of 1986.

                  (d) The Issuer shall not take any action or omit to take any action, or knowingly permit the Company to take any action or omit to take any action, that would cause the Qualified Stated Interest or Original Issue Discount on the Bonds not to be excludable from the gross income of the recipients thereof for Federal income tax purposes.

                  Section 4.06  NONPRESENTMENT OF BONDS.

                  (a) In the event any Bond shall not be presented for payment when the principal thereof becomes due, either at maturity, or at the date fixed for redemption thereof, or otherwise, if moneys or Government Obligations sufficient to pay any such Bond and Interest thereon shall have been made available to the Trustee for the benefit of the Owner thereof, all liability of the Issuer to the Owner thereof for the payment of such Bond shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such funds, without liability for interest thereon, for the benefit of the Owner of such Bond who shall thereafter be restricted exclusively to such funds for any claim of whatever nature on his part under this Indenture with respect to such Bond.

                  (b) Any moneys or Government Obligations so deposited with and held by the Trustee not so applied to the payment of Bonds or Interest thereon within two (2) years after the date on which the same shall have become due shall be repaid by the Trustee to the Company upon direction of an Authorized Representative of the Company, and thereafter Owners of Bonds shall be entitled to look only to the Company for payment, and then to the extent of the amount so repaid, and all liability of the Trustee with respect to such money shall thereupon cease, and the Company shall not be liable for any Interest thereon and shall not be regarded as a trustee of such money. In the absence of a written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this Section shall be held uninvested and without any liability for interest.

                  Section 4.07  ESTABLISHMENT OF REBATE FUND.

                  (a) There is hereby established a special trust fund which shall be designated "Rebate Fund 2002 - Weirton Steel Corporation Project" (the "Rebate Fund") which shall be held separate and apart from all other funds established under this Indenture. The Trustee shall be the depository, custodian and disbursing agent for the Rebate Fund.

                  (b) To the extent there are excess amounts in the Bond Fund and rebatable arbitrage becomes payable to the United States, the Trustee shall transfer such excess amounts to the Rebate Fund. There shall also be deposited in the Rebate Fund such amounts as are required to be deposited therein as determined in accordance with Section 5.3(c) of the Agreement and certified in writing by the Company to the Trustee. Subject to the payment provisions provided in subsection (c) below, all amounts on deposit at any time in the Rebate Fund shall be held by the Trustee in trust, to the extent required to pay rebatable arbitrage to the United States of America, and neither the Company, the Issuer, nor the Bondholders shall have any rights in or claim to such moneys. All amounts held in the Rebate Fund shall be governed by this Section.

                  (c) The Trustee shall remit all rebate installments and a final rebate payment to the United States in accordance with written instructions received from the Company. The Trustee shall have no obligation to pay any amounts required to be rebated pursuant to this Section, other than from moneys held in the Rebate Fund or from other moneys provided to it by the Company. Any moneys remaining in the Rebate Fund after redemption or payment at maturity of all of the Bonds and payment and satisfaction of any rebatable arbitrage, as certified in writing by the Company to the Trustee, shall be withdrawn and paid to the Company. Any excess amounts on deposit in the Rebate Fund, as determined by the rebate analyst retained by the Company shall, at the Company's option, be returned to the Company or retained in the Rebate Fund as a credit against future deposits. The Trustee will retain such records with respect to the Rebate Fund as described in the arbitrage certificate executed in connection with the issuance of the Bonds.

                  (d) Notwithstanding any other provision of this Indenture, the obligation to pay rebatable arbitrage to the United States and to comply with all other requirements of this Section shall survive the defeasance or payment in full of the Bonds.

                  (e) Notwithstanding anything else contained in this Indenture to the contrary, unless specifically agreed to in a separate written agreement, neither the Trustee nor any Bondholder shall be liable or responsible for any calculation or determination which may be required in connection with or for the purpose of complying with
         Section 148 of the Code of 1986 or any successor statute, or any regulation, ruling or other judicial or administrative interpretation thereof, including, without limitation, the calculation of amounts required to be paid to the United States of America or the determination of the maximum amount which may be invested in Nonpurpose Investments having a Yield higher than the Yield on the Bonds, and neither the Trustee nor any Bondholder shall be liable or responsible for monitoring compliance by the Company or the Issuer with any of the requirements of Section 148 of the Code of 1986, or any applicable regulation, ruling or other judicial or administrative interpretation thereof, it being acknowledged and agreed that the obligations of the Trustee in this regard shall be limited to the receipt of funds for deposit in the Rebate Fund and the disbursement thereof pursuant to written instructions of the Company or the Issuer, as applicable, and the investment of moneys received by the Trustee pursuant to the written instructions of the Company.

                  (f) The term "Nonpurpose Investments" shall mean any investment property (as defined in Section 148(b) of the Code of 1986) which is acquired with the Gross Proceeds of the Bonds and which is not acquired to carry out the governmental purpose of the Bonds.

                  (g) The term "Gross Proceeds" shall mean the aggregate of:

                           (i) the net amount of Bond proceeds received by the
                  Issuer as a result of the sale of the Bonds;

                           (ii) all amounts received by the Issuer as a result
                  of the investment of the Bond proceeds;

                           (iii) any amounts held in any fund under this
                  Indenture to the extent that the Issuer reasonably expects to use the amounts in such fund to pay principal of, premium, if any, or Interest on the Bonds; and

                           (iv) any securities or obligations pledged by the
                  Issuer or by the Company as security for the payment of principal of, premium, if any, or Interest on the Bonds.

                  (h) The term "Yield" shall mean yield as defined in Section 148(h) of the Code of 1986 and any applicable Treasury Regulations promulgated with respect thereto.

                  Section 4.08 ADDITIONAL FUNDS. The Trustee is hereby authorized to establish and create, from time to time, such other funds and accounts as may be necessary for the deposit of moneys (including, without limitation, insurance proceeds and/or Condemnation awards) received by the Trustee pursuant to the terms hereof and of the Deeds of Trust, the Security Agreement or any of the other Bond Documents.

                                    ARTICLE V

                        GENERAL COVENANTS AND PROVISIONS

                  Section 5.01 AUTHORITY OF ISSUER; VALIDITY OF INDENTURE AND BONDS. The Issuer hereby covenants that it is duly authorized under the Constitution and laws of the State, including, particularly and without limitation, the Act, to issue the Bonds authorized hereby, to execute this Indenture and to pledge the revenues and receipts in the manner and to the extent herein set forth; that all action on its part for the issuance of the Bonds authorized hereby and the execution and delivery of this Indenture has been duly and effectively taken; and that the Bonds in the hands of the Holders thereof are and will be valid and enforceable limited obligations of the Issuer according to the import thereof.

                  Section 5.02 PERFORMANCE OF COVENANTS. The Issuer hereby covenants, and the Trustee by executing this Indenture covenants, that each will faithfully observe and perform at all times any and all covenants, undertakings, stipulations and provisions on its part to be observed or performed contained
(i) in this Indenture, (ii) in any Bond executed, authenticated and delivered hereunder and (iii) in the Agreement, the Assignment Agreement, the Deeds of Trust or in the Security Agreement.

                  Section 5.03 PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST. The Issuer hereby covenants that it will promptly pay or cause to be paid the principal of, whether at maturity, by acceleration or call for redemption or otherwise, premium, if any, and Interest on and purchase price of every Bond issued under this Indenture at the place, on the dates and in the manner provided herein and therein. All such principal, premium, Interest and purchase price payments on the Bonds shall be payable solely from revenues and receipts derived from the Agreement (except to the extent derived from income from the investment thereof) and otherwise as provided herein and in the Agreement and from the proceeds of any security therefor which amounts are hereby specifically pledged to the payment thereof in the manner and to the extent herein specified. Nothing in the Bonds or in this Indenture shall be construed as a pledge of any funds or assets of the Issuer other than those pledged hereby. Neither the State nor any political subdivision thereof (other than the Issuer to the extent provided herein) shall in any event be liable for the payment of any such principal, premium, Interest or purchase price payment on any of the Bonds or for the performance of any pledge, obligation or agreement undertaken by the Issuer.

                  Section 5.04 REVENUES FROM AGREEMENT. The Issuer hereby covenants that so long as any of the Bonds are Outstanding it will deposit, or cause to be deposited, with the Trustee for its account all revenues and receipts derived pursuant to the Agreement, this Indenture or otherwise to pay the Debt Service Payments on the Bonds or the purchase price thereof as the same become due and payable.

                  Section 5.05 PRIORITY OF LIEN OF INDENTURE. The Issuer hereby covenants that it has not created or permitted to be created any Lien upon the Trust Estate, except for the security interest in the Trust Estate created by this Indenture, and the Issuer covenants not to create or to permit to be created any Lien upon the Trust Estate or any part thereof other than the Lien of this Indenture.

                  Section 5.06 ENFORCEMENT OF DUTIES AND OBLIGATIONS OF THE COMPANY. The Issuer hereby covenants that, to the extent requested by the Trustee, it shall take all legally available action to cause the Company to perform fully all duties and acts, and to comply fully with the covenants of the Company, required by the Agreement, in the manner and at the times provided in the Agreement.

                  Section 5.07 RECORDATION OF INDENTURE AND AGREEMENT; FILING OF SECURITY INSTRUMENTS.

                  (a) The Issuer hereby covenants that it will cause this Indenture, the Agreement (or a memorandum thereof), the Deeds of Trust, the Security Agreement and all supplements hereto and thereto, together with all necessary security instruments and financing statements, to be recorded or filed, as the case may be, in such manner and in such places, if any, as may be required by law in order to perfect the Lien of, and the security interests created by, this Indenture.

                  (b) The Issuer hereby covenants that it will execute, and, to the extent requested by the Trustee or otherwise required, will cause the Company or the Trustee to execute, for filing where appropriate, all documents, including, without limitation, continuation statements under the Uniform Commercial Code of the State, in such manner and in such places as may be required by the law of the State in order to protect and maintain in force the Lien of, and the security interests created by, this Indenture.

                  Section 5.08 RIGHTS UNDER AGREEMENT, DEEDS OF TRUST AND THE SECURITY AGREEMENT. The Agreement, the Deeds of Trust and the Security Agreement, duly executed counterparts of which have been filed with the Trustee, set forth the respective covenants and obligations of the Issuer and the Company. Reference is hereby made thereto for detailed statements of the covenants, obligations and rights of the Company and the Issuer thereunder. The Issuer agrees that the Trustee, in its name or in the name of the Issuer, may enforce all rights of the Issuer and all obligations of the Company under and pursuant to the Agreement, the Deeds of Trust and the Security Agreement, to the extent pledged and assigned to the Trustee hereunder for and on behalf of the Bondholders, whether or not a Default exists hereunder.

                  Section 5.09  LIST OF BONDHOLDERS.

                  (a) The Trustee, as Bond Registrar, shall maintain a list of the names and addresses of the Holders of all Bonds which from time to time may be registered on the registration books kept by the Trustee. At reasonable times and under reasonable regulations established by the Trustee, said list may be inspected and copied by the Company or any Holder (or a designated representative thereof) of Bonds then Outstanding.

                  (b) Each Bondholder, by the purchase and acceptance of a Bond, consents to the disclosure of his name and address and the principal amount of Bonds held by him in accordance with this Section 5.09 and agrees that the Trustee shall not be held accountable for the disclosure of any such information made in accordance with this Section 5.09.

                  Section 5.10 CANCELLATION. Unless otherwise specified in this Indenture, all Bonds which have been paid, redeemed or surrendered for transfer or exchange or have matured shall be cancelled and cremated or otherwise destroyed by the Trustee. The Trustee shall deliver to the Issuer and the Company a certificate evidencing such cremation or destruction.

                  Section 5.11 PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. In any case where the date fixed for payment of Interest or premium on or principal or purchase price of the Bonds or the date fixed for redemption or purchase of any Bonds shall not be a Business Day, then payment of such Interest, premium, principal or purchase price need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such date of maturity or the date fixed for such redemption or purchase, as the case may be.

                  Section 5.12 INSTRUMENT OF FURTHER ASSURANCE. The Issuer will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, transferring, conveying, pledging, assigning and confirming unto the Trustee all and singular the amounts pledged hereby to the payment of the principal of, premium, if any, and Interest on the Bonds. The Issuer, except as herein and in the Agreement provided, will not sell, convey, mortgage, encumber or otherwise dispose of any part of the amounts, revenues and receipts payable under the Agreement or its rights under the Agreement.

                  Section 5.13 UNDERTAKING TO PROVIDE ONGOING DISCLOSURE. The Company has undertaken in the Continuing Disclosure Agreement to provide ongoing disclosure for the benefit of the Bondholders pursuant to Section (b)(5)(i) of the Securities and Exchange Commission Rule 15c2-12 under the Exchange Act. The Continuing Disclosure Agreement is hereby assigned by the Issuer to the Trustee for the benefit of the Bondholders. Such assignment is a present absolute assignment and not the assignment of a security interest. The Company's obligations under the Continuing Disclosure Agreement shall be enforceable by any Bondholder and the Trustee.

                                   ARTICLE VI

                             DISCHARGE OF INDENTURE

                  Section 6.01 DISCHARGE OF INDENTURE. If (i) the Issuer shall pay or cause to be paid, in accordance with the provisions of this Indenture, to the Owners of the Bonds, the principal of, premium, if any, and Interest due or to become due on all the Bonds at the times and in the manner stipulated therein, (ii) the Issuer shall not then be in default in the performance of any of its other covenants and promises in the Bonds or in this Indenture and (iii) the Issuer shall pay or cause to be paid to the Trustee and any additional Paying Agents all sums of money due or to become due according to the provisions hereof, then these presents and the estate and rights hereby granted shall cease, terminate and be void, whereupon the Trustee shall cancel and discharge the Lien of this Indenture, and execute and deliver to the Issuer such instruments in writing as shall be required to release the Lien hereof and reconvey, release, assign and deliver unto the Issuer any and all of the Trust Estate except (i) amounts in the Bond Fund required to be paid to the Company under the terms of this Indenture, (ii) amounts held by the Trustee for the payment of the principal or purchase price of, premium, if any, or Interest on particular Bonds, and (iii) amounts held in the Rebate Fund required to be paid to the United States.

                  Section 6.02  DEFEASANCE OF BONDS.

                  (a) Any Bond shall be deemed to be paid within the meaning of this Article and for all purposes of this Indenture when (i) payment of the principal of and premium, if any, on such Bond, plus Interest thereon to the due date thereof (whether such due date is by reason of maturity or upon redemption as provided herein), either (1) shall have been made or caused to be made in accordance with the terms thereof, or
         (2) shall have been provided for by irrevocably depositing with the Trustee, in trust and irrevocably set aside exclusively for such payment, (A) moneys sufficient to make such payment and/or (B) Government Obligations maturing as to principal and interest in such amounts and at such times, without reinvestment, as will insure the availability of sufficient moneys to make such payment, (ii) all necessary and proper fees, compensation and expenses of the Trustee, any additional Paying Agent and the Issuer pertaining to the Bonds with respect to which such deposit is made, including payments required to be made to the Rebate Fund, shall have been paid or the payment thereof provided for to the satisfaction of the Trustee, and (iii) the Trustee is provided with an opinion of Bond Counsel dated the date of the defeasance to the effect that the defeasance of the Bonds pursuant to this Section 6.02 shall not adversely affect the tax-exempt status of the Qualified Stated Interest or Original Issue Discount on the Bonds. At such time as a Bond shall be deemed to be paid hereunder, as aforesaid, such Bond shall no longer be secured by or entitled to the benefits of this Indenture, except for the purposes of any such payment from such moneys or Government Obligations.

                  (b) Notwithstanding the foregoing, no deposit under Section 6.02(a)(i)(2) above shall be deemed payment of such Bonds as aforesaid until (i) proper notice of redemption of such Bonds shall have been previously given in accordance with Article III of this Indenture or, in the event said Bonds are not by their terms subject to redemption within the next succeeding forty-five (45) days, until the Company shall have given the Trustee on behalf of the Issuer, in form satisfactory to the Trustee, irrevocable instructions to notify, as soon as practicable, the Owners of the Bonds that the deposit required by Section 6.02(a)(i)(2) hereof has been made with the Trustee and that such Bonds are deemed to have been paid in accordance with this Section
         6.02 and stating the maturity or redemption date upon which moneys are to be available for the payment of the principal of such Bonds, plus Interest thereon to the due date thereof, plus premium, if any; or (ii) the maturity of such Bonds.

                  (c) All moneys so deposited with the Trustee as provided in this Section 6.02 may also be invested and reinvested, at the direction of the Company, in Government obligations, maturing in the amounts and times as hereinbefore set forth, and all income from all Government Obligations in the hands of the Trustee pursuant to this Section 6.02 which is not required for the payment of the Bonds and Interest (and premium, if any) thereon with respect to which such moneys shall have been so deposited shall be paid to the Company as and when realized and collected.

                  (d) The Issuer hereby covenants that no deposit will knowingly be made or accepted and no use knowingly made of any such deposit which would cause the Bonds to be treated as "arbitrage bonds" within the meaning of Section 148(a) of the Code of 1986.

                  (e) Notwithstanding any other provision of this Indenture, all moneys or Government Obligations set aside and held in trust pursuant to the provisions of this Section 6.02 for the payment of Bonds (including Interest and any premium thereon) shall be applied to and used solely for the payment of the particular Bonds (including the Interest and any premium thereon) with respect to which such moneys or Government obligations have been so set aside in trust.

                  (f) Anything in Article IX hereof to the contrary notwithstanding, if moneys or Government Obligations have been deposited or set aside with the Trustee pursuant to this Section 6.02 for the payment of Bonds and such Bonds shall not have in fact been actually paid in full, no amendment to the provisions of this Section
         6.02 shall be made without the consent of the Owner of each Bond affected thereby.

                                   ARTICLE VII

                              DEFAULTS AND REMEDIES

                  Section 7.01 EVENTS OF DEFAULT. If any of the following events occur, it is hereby declared to constitute an "Event of Default" or "Default" hereunder:

                  (a) A default in the payment of Interest on any Bond within three (3) days after such payment was due;

                  (b) A default in the payment of all or any part of the principal of or premium, if any, on any of the Bonds as and when the same shall become due and payable either at maturity, by declaration or otherwise;

                  (c) A default in the performance or observance of any other covenant, agreement or undertaking on the part of the Issuer contained in this Indenture or in the Bonds and the continuance thereof for a period of ninety (90) days after written notice thereof given to the Issuer by the Trustee or by the Owners of not less than twenty-five percent (25%) in aggregate principal amount of Outstanding Bonds;

                  (d) A default in the due and punctual payment of the purchase price of any Bond tendered by the Holder thereof pursuant to Section
         3.04 or Section 3.05 of this Indenture at the time required by Section
         3.04 or Section 3.05 hereof; or

                  (e) The occurrence and continuance of any other "Event of Default" as defined in and under the Agreement.

                  Section 7.02 ACCELERATION. Upon the occurrence of any Event of Default under Section 7.01 hereof, the Trustee may, and at the written request of the owners of not less than twenty-five percent (25%) in aggregate principal amount of Outstanding Bonds shall, by notice in writing delivered to the Issuer and the Company, declare the principal of all Bonds and the Interest accrued thereon to the date of such acceleration immediately due and payable. Upon any declaration of acceleration hereunder, the Trustee shall immediately declare the payments required to be made by the Company under Sections 4.2(a) and 4.5 of the Agreement to be immediately due and payable in an amount sufficient to pay the principal of all Outstanding Bonds and the accrued Interest (and any premium) thereon to the date of acceleration.

                  Section 7.03  OTHER REMEDIES; RIGHTS OF OWNERS OF BONDS.

                  (a) Upon the occurrence of an Event of Default, the Trustee may pursue any available remedy at law or in equity to enforce the payment of the principal of, premium, if any, and Interest on the Outstanding Bonds. Such remedies shall include but not be limited to taking whatever action at law or in equity may appear necessary or desirable to collect the payments on the Bonds and the sums payable hereunder and under the Agreement then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under the Agreement, including, without limitation, the remedies of a secured creditor under the Uniform Commercial Code of the State.

                  (b) If an Event of Default shall have occurred and be continuing and if requested so to do by the Owners of twenty-five percent (25%) in aggregate principal amount of Outstanding Bonds and provided the Trustee is indemnified as provided in Section 8.01(b)(xiii) hereof, the Trustee shall be obligated to exercise such one or more of the rights and powers conferred by this Section and by
         Section 8.03 hereof, as the Trustee, being advised by counsel, shall deem most expedient in the interests of the Owners of Bonds.

                  (c) No remedy by the terms of this Indenture conferred upon or reserved to the Trustee (or to the Owners of Bonds) is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Owners of Bonds hereunder or now or hereafter existing at law or in equity.

                  (d) No delay or omission to exercise any right or power accruing upon any Default shall impair any such right or power or shall be construed to be a waiver of any such Default or acquiescence therein; such right or power may be exercised from time to time as often as may be deemed expedient.

                  (e) No waiver of any Event of Default hereunder, whether by the Trustee or by the Owners of Bonds, shall extend to or shall affect any subsequent Event of Default or shall impair any rights or remedies consequent thereon.

                  Section 7.04 RIGHT OF OWNERS OF BONDS TO DIRECT PROCEEDINGS. Anything in this Indenture to the contrary notwithstanding, the Owners of a majority in aggregate principal amount of the Outstanding Bonds shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceedings hereunder provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture.

                  Section 7.05 APPOINTMENT OF RECEIVERS. Upon the occurrence of an Event of Default, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the owners of Bonds under this Indenture, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the Trust Estate and of the revenues, earnings, income, products and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.

                  Section 7.06 WAIVER. Upon the occurrence of an Event of Default, to the extent that such rights may then lawfully be waived, neither the Issuer nor anyone claiming through or under it, shall set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws of any jurisdiction now or hereafter in force, in order to prevent or hinder the enforcement of this Indenture, and the Issuer, for itself and all who may claim through or under it, hereby waives, to the extent that it lawfully may do so, the benefit of all such laws.

                  Section 7.07 APPLICATION OF MONEYS. All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee, be deposited in the Bond Fund and applied as follows:

                  (a) Unless the principal of all the Bonds shall have become or shall have been declared due and payable, all such moneys shall be applied:

                           FIRST - To the payment to the persons entitled
                  thereto of all installments of Interest then due on the Bonds, in the order of the maturity of the installments of such Interest (with interest on overdue installments of such Interest, to the extent permitted by law, at the Default Rate) and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or privilege; and

                           SECOND - To the payment to the persons entitled
                  thereto of the unpaid principal of and premium, if any, on any of the Bonds which shall have become due (other than Bonds matured or called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture) (with interest on overdue installments of principal and premium, if any, to the extent permitted by law, at the Default Rate) and, if the amount available shall not be sufficient to pay in full all Bonds due on any particular date, together with any premium then due and owing thereon, then to the payment ratably according to the amount of principal and premium due on such date, to the persons entitled thereto without any discrimination or privilege; and

                           THIRD - To the payment to the persons entitled
                  thereto as the same shall become due of the principal, premium, if any, and Interest on the Bonds which may thereafter become due and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with Interest and premium, if any, then due and owing thereon, payment shall be made ratably according to the amount of Interest, premium and principal due on such date to the persons entitled thereto without any discrimination or privilege.

                  (b) If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and Interest then due and unpaid upon the Bonds, without preference or priority of principal over Interest or of Interest over principal, or of any installment of Interest over any other installment of Interest, or of any Bond over any other Bond, ratably, according to the amounts due, respectively, for principal and Interest, to the persons entitled thereto without any discrimination or privilege, with interest on overdue installments of principal or Interest, to the extent permitted by law, at the Default Rate.

                  (c) If the principal of all the Bonds shall have been declared due and payable and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article, then, subject to the provisions of Section 7.07(b) hereof, in the event that the principal of all the Bonds shall later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of Section 7.07(a) hereof.

                  (d) Whenever moneys are to be applied pursuant to the provisions of this Section, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard for the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date upon which such application is to be made and upon such date Interest on the amounts of principal to be paid on such dates shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the Owner of any Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

                  (e) Whenever the principal of, premium, if any, and Interest on all Bonds have been paid under the provisions of this Section and all expenses and charges of the Trustee have been paid or duly provided for, any balance remaining in the Bond Fund shall be paid to the Company.

                  Section 7.08 REMEDIES VESTED IN TRUSTEE. All rights of action (including the right to file proof of claims) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceeding relating thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any Owners of the Bonds, and any recovery of judgment shall be for the equal and ratable benefit of the owners of the Outstanding Bonds.

                  Section 7.09 RIGHTS AND REMEDIES OF OWNERS OF BONDS. No Owner of any Bond shall have any right to institute any suit, action or proceeding at law or in equity for the enforcement of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder, unless (i) an Event of Default has occurred of which the Trustee has been notified as provided in Section 8.01(b)(viii) hereof, or of which by reason of such subsection it is deemed to have notice, (ii) the Owners of twenty-five percent (25%) in aggregate principal amount of Outstanding Bonds shall have made a written request to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in Section 8.01(b)(xiii), and (iii) the Trustee shall thereafter fail or refuse to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding. Such notification, request and offer of indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture, or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more Owners of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of this Indenture by their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or equity shall be instituted, had and maintained in the manner herein provided and for the equal and ratable benefit of the Owners of all Outstanding Bonds. However, nothing contained in this Indenture shall affect or impair the right of any Owner of Bonds to enforce the payment of the principal or purchase price of, premium, if any, and Interest on any Bond at and after the maturity thereof, or the obligation of the Issuer to pay the principal of, premium, if any, and Interest on each of the Bonds issued hereunder to the respective Owners thereof at the time and place, from the source and in the manner in the Bonds expressed.

                  Section 7.10 TERMINATION OF PROCEEDINGS. In the event that the Trustee shall have proceeded to enforce any right under this Indenture by the appointment of a receiver or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case, the Issuer, the Trustee and the Owners of Bonds shall be restored to their former positions and rights hereunder, respectively, with regard to the property subject to this Indenture, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

                  Section 7.11 WAIVERS. The Trustee may in its discretion waive any Event of Default hereunder and its consequences and rescind any declaration of acceleration of principal, and shall do so upon the written request of the Owners of (i) not less than a majority in aggregate principal amount of all Outstanding Bonds in respect of which default in the payment of principal, premium or Interest exists or (ii) not less than a majority in aggregate principal amount of Outstanding Bonds in the case of any other Default; PROVIDED, HOWEVER, that any Event of Default under subsection (a) or (b) of
Section 7.01 hereof may not be waived unless prior to such waiver, all arrears of principal, premium and Interest (other than principal of, premium, if any, or Interest on the Bonds which became due and payable by declaration of acceleration) and all expenses of the Trustee and any additional Paying Agent in connection with such Event of Default shall have been paid or provided for to the satisfaction of the Trustee. In case of any waiver or rescission described above, or in case any proceeding taken by the Trustee on account of any such Event of Default shall have been discontinued or concluded or determined adversely, then and in every such case the Issuer, the Trustee and the Owners of Bonds shall be restored to their former positions and rights hereunder, respectively, but no such waiver or rescission shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

                                  ARTICLE VIII

                                   THE TRUSTEE

                  Section 8.01  APPOINTMENT OF TRUSTEE AND ACCEPTANCE OF DUTIES.

                  (a) J.P. Morgan Trust Company, National Association is hereby appointed as Trustee and Paying Agent. The Trustee shall signify its acceptance of the duties and obligations of the Trustee, subject to the terms and conditions set forth in subsection (b) of this Section 8.01, by executing this Indenture.

                  (b) The acceptance by the Trustee of the trusts imposed upon it by this Indenture and its agreement to perform said trusts is subject to the following express terms and conditions, and no implied covenants or obligations shall be read into this Indenture against the
         Trustee:

                           (i) Prior to the occurrence of an Event of Default,
                  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Agreement. In case an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such rights and powers vested in it by this Indenture and by the Agreement and shall use the same degree of care and skill in their exercise as a reasonable and prudent corporate trustee under a trust agreement would use, under the circumstances.

                           (ii) The Trustee may execute any of the trusts or
                  powers conferred upon it in this Indenture and perform any of its duties hereunder by or through attorneys, agents or employees, shall be entitled to act upon the opinion or advice of its counsel concerning all matters with respect to the trust and its duties hereunder and may in all cases pay from the appropriate Fund as provided herein such reasonable compensation to all such attorneys and agents as may reasonably be employed in connection with the trust hereunder. The Trustee may act upon an opinion of Independent Counsel and shall not be responsible for any loss or damage resulting from any action taken or omitted to be taken in good faith in reliance upon such opinion of Independent Counsel.

                           (iii) The Trustee shall not be responsible for any
                  recital herein or in the Bonds (except in respect of the Certificate of Authentication of the Trustee endorsed on the Bonds), for the validity of the execution by the Issuer of this Indenture, or any supplements hereto or any instruments of further assurance in connection herewith, for the sufficiency of the security for the Bonds, for any value of or title to any Property securing the Bonds or for the performance or observance of any covenants, conditions or agreements on the part of the Issuer under this Indenture or on the part of the Company under the Agreement.

                           (iv) The Trustee may become the Owner of Bonds
                  secured hereby with the same rights which it would have if it were not the Trustee.

                           (v) The Trustee shall be protected in acting in good
                  faith upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed by it to be genuine and to have been signed or sent by the proper Person or Persons.

                           (vi) The Trustee, without further investigation, may
                  rely upon the information and judgment of the Issuer contained in:

                                    (1) a certificate, signed by an Authorized
                           Representative of the Issuer,

                                             (x) as to the existence or
                                    nonexistence of any fact or facts stated therein;

                                             (y) as to the sufficiency or
                                    validity of any instrument, paper or
                                    proceeding, other than a resolution of the Issuer; and

                                             (z) prior to the occurrence of an
                                    Event of Default of which the Trustee has been notified as provided in Section 8.01(b)(viii) hereof or of which by reason of said Section the Trustee is deemed to have notice, as to the necessity or appropriateness of any particular dealing, transaction or action; and

                                    (2) a certificate, signed by an Authorized
                           Representative of the Issuer, as to the due adoption and validity of a resolution of the Issuer.

                           (vii) The permissive right of the Trustee to do or
                  refrain from doing things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct, subject to the limitation of paragraph (i) of this subsection (b).

                           (viii) The Trustee shall not be required to take
                  notice or be deemed to have notice of any Event of Default hereunder except for Events of Default specified in subsections (a), (b) or (d) of Section 7.01 hereof, unless the Trustee shall be specifically notified in writing of such Event of Default by the Issuer or by the Owners of at least twenty-five percent (25%) in aggregate principal amount at maturity of Outstanding Bonds, and all notices or other instruments required by this Indenture to be delivered to the Trustee, must, in order to be effective, be delivered at the Principal Corporate Trust Office of the Trustee, and in the absence of such notice so delivered the Trustee may conclusively assume there is no Default except as aforesaid.

                           (ix) All moneys received by the Trustee shall be held
                  in trust in the manner and for the purposes for which they were received but need not be segregated from other moneys held by the Trustee except to the extent expressly required by this Indenture or by law. The Trustee shall not be liable for interest on any moneys received hereunder.

                           (x) At any reasonable time, the Trustee and its duly
                  authorized agents, experts and representatives may (but shall not be obligated to) inspect any of the security for the Bonds and any books, papers and records of the Issuer pertaining to the Project, the Collateral or the Bonds.

                           (xi) The Trustee shall not be required to give any
                  bond or surety in respect of the execution of the trusts and powers intended to be conferred upon it in this Indenture or otherwise in respect of the premises.

                           (xii) The Trustee may (but shall not be obligated to)
                  demand, as a condition precedent to the authentication of any Bonds, the withdrawal of any moneys, the release of any Property or the taking of any other action contemplated by this Indenture, any certificates, opinions, appraisals or other information or any corporate action or evidence thereof (in addition to any other prerequisites required in any other Section of this Indenture) which the Trustee may reasonably deem desirable for the purpose of establishing the right of the Issuer to the authentication of the Bonds, the withdrawal of the moneys, the release of the Property or the taking of such other action.

                           (xiii) Before taking any action under this Indenture
                  (other than paying the principal or purchase price of, premium, if any, and Interest on the Bonds as the same shall become due and payable), the Trustee may require that satisfactory security or indemnity be furnished to it for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which may be adjudicated to have resulted from its own negligence or willful misconduct by reason of any action so taken.

                           (xiv) The Trustee shall not be personally liable for
                  any debts contracted, for damages arising from injury to Persons or damage to Property, for salaries or for non-fulfillment of contracts during any period when it may be in the possession of or managing any Property provided for in this Indenture, unless such have resulted from its negligence or willful misconduct.

                           (xv) The Trustee shall not be bound to make any
                  investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or documents, but the Trustee in its discretion may make such further inquiry or investigation, and it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney.

                  (c) None of the provisions of this Section 8.01 shall apply to or limit the Trustee's mandatory obligations under Section 7.02 hereof.

                  Section 8.02 FEES, CHARGES AND EXPENSES OF TRUSTEE. The Trustee shall be entitled to payment of reasonable fees for its services rendered hereunder and reimbursement of all advances, counsel fees and other expenses, including allocated costs and expenses of in-house counsel and legal staff, reasonably made or incurred by the Trustee in connection with such services. The Trustee also shall be entitled to indemnification by the Company as provided in the Agreement. Upon the occurrence of an Event of Default, but only upon the occurrence of an Event of Default, the Trustee shall have a first Lien with right of payment prior to payment on account of principal of, premium, if any, and Interest on any Bond upon the Trust Estate (exclusive of any moneys set aside for the payment of Bondholders) for the foregoing fees, charges and expenses of the Trustee. The Issuer shall have no liability to pay any fees, charges or other expenses of the Trustee hereinabove mentioned except from the amounts pledged under this Indenture.

                  Section 8.03 INTERVENTION BY TRUSTEE. In any judicial proceeding to which the Issuer is a party, the Trustee may, and if so requested in writing by the Owners of at least twenty-five percent (25%) in aggregate principal amount of the Bonds then Outstanding shall, intervene, to the extent permitted by law, on behalf of Bondholders. The Trustee shall not be required to intervene without receiving indemnity from the Bondholders for such undertaking.

                  Section 8.04 NOTICE TO OWNERS OF BONDS IF DEFAULT OCCURS. If an Event of Default occurs of which the Trustee has been notified as provided in
Section 8.01(b)(viii) hereof, or of which by said subsection it is deemed to have notice, then the Trustee shall promptly give notice thereof to the Issuer, the Company and to the Owner of each Bond.

                  Section 8.05 MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation or association into which the Trustee may be converted or merged, with which it may be consolidated or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party shall be licensed to accept the trusts created hereby and, ipso facto, shall be and become successor Trustee hereunder and be and become vested with all the trusts, powers, discretions, immunities, privileges and all other matters vested in its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto.

                  Section 8.06 RESIGNATION BY THE TRUSTEE. The Trustee and any successor Trustee may, at any time, resign from the trusts hereby created and be discharged of its duties and obligations under this Indenture by giving not less than thirty (30) days written notice to the Company and the Issuer and, by first-class mail, to each registered Holder of Bonds then Outstanding. Such resignation shall take effect upon the date specified in such notice, provided, however, that in no event shall such a resignation take effect until a successor Trustee or temporary Trustee has been appointed pursuant to Section 8.08 hereof. The Trustee may petition a court to have a successor Trustee appointed hereunder.

                  Section 8.07 REMOVAL OF THE TRUSTEE. The Trustee may be removed at any time without cause by an instrument which (i) is signed by the Owners of not less than fifty percent (50%) in aggregate principal amount of the Bonds then Outstanding, (ii) specifies the date on which such removal shall take effect and the name and address of the successor Trustee and (iii) is delivered to the Trustee, the Issuer and the Company. The Trustee may also be removed at any time for any breach of trust or for acting or proceeding, in violation of, or for failing to act or proceed in accordance with, any provision of this Indenture by any court of competent jurisdiction upon the application by the Issuer, the Company or the Owners of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds then Outstanding. In addition, prior to the occurrence of an Event of Default, or an event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default, the Trustee may be removed at any time without cause by an instrument in writing delivered to the Trustee and to the Issuer and signed by the Company. The removal of the Trustee hereunder shall not take effect until a successor Trustee or temporary Trustee has been appointed pursuant to Section 8.08 hereof.

                  Section 8.08 APPOINTMENT OF SUCCESSOR TRUSTEE BY THE BONDHOLDERS; TEMPORARY TRUSTEE.

                  (a) In case the Trustee hereunder shall resign, be removed, be dissolved, be in the course of dissolution or liquidation or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers or of a receiver appointed by a court, a successor Trustee may be appointed by (i) prior to the occurrence of an Event of Default or an event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default, the Company by an instrument signed by the Company and delivered to such successor Trustee, the predecessor Trustee and the Issuer, and, thereafter, (ii) the Owners of not less than fifty percent (50%) in aggregate principal amount of the Bonds then Outstanding by an instrument signed by such Bondholders and delivered to such successor Trustee, the predecessor Trustee, the Issuer and the Company.

                  (b) In case of the occurrence of any event affecting the Trustee hereunder described in subsection (a) of this Section 8.08, the Issuer, by an instrument signed by an Authorized Representative of the Issuer, shall promptly appoint a temporary Trustee to fill such vacancy until a successor Trustee shall be appointed by the Company or the Bondholders, as the case may be, in the manner provided in subsection
         (a) of this Section 8.08. Such instrument appointing such temporary Trustee by the Issuer shall be delivered to the temporary Trustee so appointed, to the predecessor Trustee and to the Company. Any such temporary Trustee appointed by the Issuer shall immediately and without further act be superseded by any successor Trustee appointed by the Company or the Bondholders, as the case may be.

                  (c) Any Trustee appointed pursuant to the provisions of this
         Section 8.08 shall be a trust company, bank or national banking association which is authorized to exercise the corporate trust powers intended to be conferred upon it by this Indenture and which has a combined capital and surplus of at least $50,000,000.

                  Section 8.09  CONCERNING SUCCESSOR TRUSTEES.

                  (a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor Trustee and to the Issuer an instrument accepting such appointment hereunder. Thereupon, such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the Properties, rights, powers, trusts, duties and obligations of its predecessor Trustee.

                  (b) Every predecessor Trustee shall, upon the written request of the Issuer or the successor Trustee, execute and deliver an instrument transferring to such successor Trustee all the Properties, rights, powers and trusts of such predecessor Trustee hereunder and under the Agreement. Every predecessor Trustee shall deliver to its successor Trustee all securities and moneys held by it as Trustee hereunder. If any instrument from the Issuer shall be requested by any successor Trustee to more fully vest the successor trustee with the Properties, rights, powers and duties vested hereby or intended to be vested hereunder, any and all such instruments shall be executed, acknowledged and delivered by the Issuer.

                  (c) The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor Trustee hereunder, together with all other instruments provided for in this
         Article VIII, shall be filed and/or recorded by the successor Trustee in each recording office where this Indenture shall have been filed and/or recorded, if any.

                  Section 8.10 SUCCESSOR TRUSTEE AS CUSTODIAN OF FUNDS AND PAYING AGENT. In the event of a change of Trustees, the predecessor Trustee shall cease to be (i) custodian of the Funds created pursuant to Section 4.01 hereof and of all other moneys, Properties, rights and assets constituting the Trust Estate, (ii) Bond Registrar and (iii) Paying Agent, and the successor Trustee shall become such custodian, Bond Registrar and Paying Agent. Every predecessor Trustee shall deliver to its successor Trustee all books of account, the registration books, the list of Bondholders and all other records, documents and instruments relating to its duties as such custodian, Bond Registrar and Paying Agent.

                  Section 8.11 LIMITATION ON TRUSTEE'S RESPONSIBILITIES RESPECTING ARBITRAGE. Notwithstanding any provision of this Indenture to the contrary the Trustee shall not be liable or responsible for any calculation or determination which may be required in connection with or for the purpose of complying with Section 148 of the Code of 1986 including, without limitation, the calculation of amounts required to be paid to the United States under the provisions of such Section 148 of the Code of 1986, the maximum amount which may be invested in Nonpurpose Investments (as defined in Section 4.7 hereof) and the fair market value of any investments made hereunder; and the sole obligation of the Trustee with respect to investments of funds hereunder shall be to invest the moneys received by the Trustee as provided herein pursuant to the written instructions of the Company.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

                  Section 9.01 SUPPLEMENTAL INDENTURES NOT REQUIRING CONSENT OF BONDHOLDERS.

                  (a) Without the consent of or notice to any of the Bondholders, the Issuer and the Trustee may, with the consent of the Company, enter into one or more Supplemental Indentures, for any one or more of the following purposes:

                           (i) To cure any ambiguity, inconsistency or omission
                  in this Indenture or to cure, correct or supplement any defective provision of this Indenture in such manner as shall not impair the security hereof or adversely affect the Bondholders;

                           (ii) To grant to or confer upon the Trustee for the
                  benefit of the Bondholders any additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon the Bondholders or the Trustee;

                           (iii) To add to the covenants and agreements of the
                  Issuer in this Indenture other covenants and agreements to be observed by the Issuer;

                           (iv) To more precisely identify the Trust Estate;

                           (v) To subject to the Lien of this Indenture
                  additional Property;

                           (vi) To evidence the appointment of a separate
                  Trustee or a Co-Trustee or the succession of a new Trustee hereunder; or

                           (vii) To effect any other change herein which, in the
                  judgment of the Trustee, is not to the prejudice of the Trustee or the Owners of Bonds.

                  (b) The Trustee may rely upon an opinion of Independent Counsel as conclusive evidence that any such Supplemental Indenture complies with the foregoing conditions and provisions.

                  Section 9.02 SUPPLEMENTAL INDENTURES REQUIRING CONSENT OF BONDHOLDERS.

                  (a) Exclusive of Supplemental Indentures permitted by Section
         9.01 hereof and subject to the terms and provisions of this Section 9.02, the Holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding shall have the right, from time to time, to consent to and approve the execution by the Issuer and the Trustee of such Supplemental Indentures as shall be deemed necessary and desirable by the Issuer for the purpose of modifying, altering, amending, adding to or rescinding any of the terms or provisions contained in this Indenture, in any Supplemental Indenture or in the Bonds; provided, however, that nothing contained in this Section 9.02 shall permit, without, in each case, the consents of all of the Holders of the Bonds then Outstanding:

                           (i) A change in the terms of redemption or maturity
                  of the principal of, premium, if any, or the Interest on any Outstanding Bond or a reduction in the principal amount or purchase price of or redemption premium on any Outstanding Bond or the rate of interest thereon;

                           (ii) The creation of a Lien upon the Trust Estate
                  ranking prior to or on a parity with the Lien created by this Indenture, or any part thereof;

                           (iii) A preference or priority of any Bond or Bonds
                  over any other Bond or Bonds;

                           (iv) A reduction in the aggregate principal amount of
                  the Bonds required (a) under Article IX for consent to such Supplemental Indenture or (b) under Article X for any modification or waiver of the provisions of the Agreement;

                           (v) The deprivation of the Holder of any Outstanding
                  Bond of the Lien of the Indenture created on the Trust Estate; or

                           (vi) The release of the Lien on any of the Trust
                  Estate.

                  (b) If at any time the Issuer shall request the Trustee to enter into a Supplemental Indenture for any of the purposes enumerated in Section 9.02(a) hereof, the Trustee, upon being satisfactorily indemnified with respect to expenses, shall cause notice of the proposed execution of a Supplemental Indenture to be mailed, by first-class mail, to the Company and all registered owners of Bonds then Outstanding at their addresses shown on the registration books kept by the Trustee. Such notice shall briefly summarize the contents of the proposed Supplemental Indenture and shall state that copies thereof are on file at the office of the Trustee for inspection by all Bondholders. The Trustee shall not, however, be subject to any liability to any Bondholder by reason of its failure to mail the notice required by this Section 9.02(b).

                  (c) If, within such period after the mailing of the notice required by Section 9.02(b) hereof as the Issuer shall prescribe with the approval of the Trustee, the Issuer shall deliver to the Trustee and the Company an instrument or instruments executed by the Holders of a majority in the aggregate principal amount of the Bonds Outstanding, referring to the proposed Supplemental Indenture as described in such notice and consenting to and approving the execution thereof, the Trustee shall execute such Supplemental Indenture.

                  (d) If the Holders of not less than a majority in aggregate principal amount of the Bonds Outstanding at the time of the execution of any such Supplemental Indenture shall have consented to and approved in writing the execution thereof as herein provided, no Holder of any Bond shall have any right to object to any of the terms and provisions contained therein, to question in any manner the propriety of the execution thereof or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof.

                  (e) The Trustee may rely upon an opinion of Independent Counsel as conclusive evidence that (i) any Supplemental Indenture entered into by the Issuer and the Trustee and (ii) the evidence of requisite Bondholder consent thereto, comply with the provisions of this Section 9.02.

                  Section 9.03 BOND COUNSEL OPINION; CONSENT OF COMPANY TO SUPPLEMENTAL INDENTURES. Notwithstanding anything contained in this Indenture to the contrary, no Supplemental Indenture shall become effective unless and until
(a) the Company shall have consented in writing to the execution and delivery of such Supplemental Indenture and (b) the Trustee shall have received an opinion of Bond Counsel, satisfactory to the Trustee, to the effect that the execution, delivery and performance of the Supplemental Indenture will not adversely affect the exclusion from gross income of the Qualified Stated Interest or Original Issue Discount on the Bonds for Federal income tax purposes or the exemption of the Bonds and the income therefrom from taxation by the State except inheritance, estate and transfer taxes.

                  Section 9.04 EFFECT OF SUPPLEMENTAL INDENTURES. Any Supplemental Indenture executed in accordance with the provisions of this
Article IX shall thereafter form a part of this Indenture. All the terms and conditions contained in any such Supplemental Indenture shall be part of the terms and conditions of this Indenture for any and all purposes.

                  Section 9.05 MODIFICATIONS BY UNANIMOUS ACTION. Notwithstanding anything contained in this Article IX, the rights and obligations of the Issuer and of the Holders of the Bonds and the terms and provisions of the Indenture or any Supplemental Indenture may be modified or amended in any respect upon the adoption of a Supplemental Indenture by the Issuer and the Trustee with the prior written consent of the Company and the Holders of all of the Outstanding Bonds, the consent of such Bondholders to be given as provided in Section 12.01 of this Indenture.

                                    ARTICLE X

                             AMENDMENTS TO AGREEMENT

                  Section 10.01 AMENDMENTS TO AGREEMENT NOT REQUIRING CONSENT OF BONDHOLDERS. Without the consent of or notice to any of the Bondholders, (a) the Issuer may enter into, and the Trustee may consent to, any amendment, change or modification of the Agreement or the Security Documents or (b) the Trustee may enter into any amendment, change or modification of the Collateral Agency Agreement or the Intercreditor Agreement, in either case as may be required (i) by the provisions thereof or of this Indenture, (ii) for the purpose of curing any ambiguity, defect or omission therein, (iii) so as to more precisely identify the Project or the Collateral or to substitute or add additional improvements or equipment to the Project or Collateral or additional rights or interests in Property acquired in accordance with the provisions of the Agreement, the Security Documents, the Collateral Agency Agreement or the Intercreditor Agreement, (iv) to enter into a Supplemental Indenture as provided herein or (v) in connection with any other change therein which, in the sole judgment of the Trustee, does not adversely affect the interests of the Trustee or the Holders of the Bonds. The Trustee may rely upon an opinion of Independent Counsel as conclusive evidence that any such amendment, change or modification complies with the provisions of this Section 10.01.

                  Section 10.02 AMENDMENTS TO AGREEMENT REQUIRING CONSENT OF BONDHOLDERS. Except for amendments, changes, or modifications as provided in
Section 10.01 hereof, neither the Issuer nor the Trustee shall consent to any amendment, change or modification of the Agreement, the Security Documents, the Collateral Agency Agreement or the Intercreditor Agreement without the mailing of notice to and the approval or consent of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding, such written approval or consent to be procured and given in the manner set forth with respect to supplemental indentures; provided, however, that nothing contained in this Section 10.02 shall permit any amendment, change or modification of the Agreement that would permit the termination or cancellation of the Agreement or any Security Document (except as otherwise set forth therein) or a change in the provisions of Sections 4.2(a), 4.2(d), 4.2(e) or 4.5 of the Agreement without the consent of the Owners of all of the Outstanding Bonds. The Trustee may rely upon an opinion of Independent Counsel as conclusive evidence that any such amendment, change or modification and the evidence of requisite Bondholder consent comply with the requirements of this Section 10.02 and may further require that an opinion of Bond Counsel be furnished to the effect that such amendment, change or modification will not adversely affect the exclusion of Qualified Stated Interest or Original Issue Discount on the Bonds from gross income for Federal income tax purposes. Upon receipt of evidence of requisite Bondholder consent as provided hereinabove, the Trustee shall consent to such amendment, change or modification of the Agreement, the Security Documents, the Collateral Agency Agreement or the Intercreditor Agreement and enter into such instruments as the Company may reasonably request in order to evidence such consent.

                                   ARTICLE XI

                                REMARKETING AGENT

                  Section 11.01 QUALIFICATIONS OF REMARKETING AGENT. Any Remarketing Agent appointed pursuant to the provisions of Section 3.04 of this Indenture shall be, if there be such an institution willing, qualified and able to accept the duties of the Remarketing Agent upon customary terms, a member of the National Association of Securities Dealers, Inc., a bank or trust company or any entity rated Baa3/Prime-3 or better, within or without the State, in good standing and having reported capital and surplus of not less than $10,000,000 and rated Baa3/Prime-3 or better by Moody's (or a substantially equivalent rating by S&P). Any such Remarketing Agent shall have an office in the State and shall be reasonably acceptable to the Trustee. Written notice of such appointment shall be given by the Company to the Trustee.

                  Section 11.02 SUCCESSOR REMARKETING AGENT BY MERGER, CONSOLIDATION, ETC. Any corporation or association into which the Remarketing Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall be and become the successor Remarketing Agent hereunder, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 11.03 RESIGNATION OF REMARKETING AGENT. The Remarketing Agent may at any time resign by giving thirty (30) days' notice to the Issuer, the Trustee and the Company. Such resignation shall not take effect until the appointment of a successor Remarketing Agent.

                  Section 11.04 REMOVAL OF REMARKETING AGENT. The Remarketing Agent may be removed at any time by an instrument in writing delivered to the Trustee by the Company. In no event, however, shall any removal of the Remarketing Agent take effect until a successor Remarketing Agent shall have been appointed.

                  Section 11.05 APPOINTMENT OF SUCCESSOR REMARKETING AGENT. In case the Remarketing Agent shall resign or be removed, or be dissolved, or shall be in the course of dissolution or liquidation, or otherwise become incapable of acting as Remarketing Agent, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor may be appointed by the Company in accordance with the provisions of this Indenture. Every successor Remarketing Agent shall meet the qualifications specified in Section 11.01 hereof. Any successor Remarketing Agent shall execute and deliver an instrument accepting such appointment and thereupon such successor, without further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor, with like effect as if originally named as Remarketing Agent, but such predecessor shall nevertheless, on the written request of the Company, the Trustee or the Issuer, or of the successor, execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in such successor all rights, powers, duties and obligations of such predecessor. If no successor Remarketing Agent has accepted appointment in the manner provided above within 90 days after the Remarketing Agent has given notice of its resignation as provided above, the Remarketing Agent may petition any court of competent jurisdiction for the appointment of a temporary successor Remarketing Agent; provided that any Remarketing Agent so appointed shall immediately and without further act be superseded by a Remarketing Agent appointed by the Company as provided above.

                                   ARTICLE XII

                                  MISCELLANEOUS

                  Section 12.01. CONSENT OF BONDHOLDERS. (a) Any consent, request, direction, approval, objection or other instrument required or permitted by this Indenture to be signed and executed by the Bondholders may be in any number of writings of similar tenor and may be signed or executed by such Bondholders in person or by agent appointed in writing. Proof of the execution of any such consent, request, direction, approval, objection or other instrument, or of the writing appointing any such agent and of the ownership of Bonds, if made in the following manner, shall be sufficient for any of the purposes of this Indenture and may be conclusively relied upon by the Trustee with regard to any action taken thereunder:

                           (i) The fact and date of the execution by any
                  Bondholder or his attorney of such instrument may be proved by acknowledgement before a notary public or other officer empowered to take acknowledgments or by an affidavit of a witness to such execution or in any other manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine. The authority of the person or persons executing any such instrument on behalf of a corporate Bondholder may be established without further proof if such instrument is signed by a person purporting to be the President or a Vice President of such corporation, affixed with a corporate seal and attested to by a person purporting to be its Secretary or an Assistant Secretary.

                           (ii) The ownership of Bonds, the amount, numbers and
                  other identification and the date of holding of the same shall be proved by the registration books kept by the Trustee as Bond Registrar.

                  (b) Any request, consent or vote of the Owner of any Bond shall bind all future owners of such Bond with respect to anything done, suffered to be done or omitted to be done by the Issuer or the Trustee in accordance therewith, unless and until such request, consent or vote is revoked by the filing with the Trustee of a writing, signed and executed by the Owner of the Bond, in form and substance and within such time as shall be satisfactory to the Trustee.

                  (c) Any of the provisions of Sections 9.02 and 12.01 of this Indenture notwithstanding, where any Bonds are registered in the name of a Securities Depository, any request, approval, consent or vote of the Owner of any such Bond so registered may be given or made by an electronic communication from the Securities Depository to the Trustee and any such request, approval, consent or vote so given or made electronically by the Securities Depository shall be valid and effective for all purposes of this Indenture.

                  Section 12.02  LIMITATION OF RIGHTS.

                  With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Indenture or the Bonds is intended or shall be construed to give to any Person, other than the parties hereto and the Holders of the Bonds, any right, remedy or claim under or with respect to this Indenture or any covenants, conditions and provisions herein contained. This Indenture and all of the covenants, conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and the Holders of the Bonds as herein provided.

                  Section 12.03 SEVERABILITY. (a) If any provision of this Indenture shall, for any reason, be held to be or shall in fact be inoperative or unenforceable in any particular case, such circumstance shall not render the provision in question inoperative or unenforceable in any other case or circumstance or render any other provision herein contained inoperative or unenforceable.

                  (b) The invalidity of any one or more phrases, sentences, clauses, paragraphs or Sections in this Indenture shall not affect the remaining portions of this Indenture.

                  Section 12.04  NOTICES.

                  (a) Except as otherwise expressly provided herein, all notices, certificates or other communications hereunder shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by facsimile (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 12.04). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.

         If to the Issuer:      City of Weirton
                                200 Municipal Plaza
                                Weirton, West Virginia 26062
                                Attention: City Manager
                                Facsimile: (304) 797-8598

         If to the Trustee:     J.P. Morgan Trust Company, National Association
                                One Oxford Centre
                                301 Grant Street, Suite 1100
                                Pittsburgh, Pennsylvania 15219
                                Attention:  Institutional Trust Service
                                Facsimile:  (412) 291-2070
                                or:         (412) 291-2071

         With a copy to:        J.P. Morgan Trust Company, National Association
                                Institutional Trust Services
                                2001 Bryan Street
                                9th Floor
                                Dallas, Texas 75201
                                Facsimile:  (214) 468-6494

         If to the Company:     Weirton Steel Corporation
                                400 Three Springs Drive
                                Weirton, West Virginia 26062
                                Attention:  Secretary
                                Facsimile: (304) 797-3484

                  (b) Any communication so addressed and mailed shall be deemed to be given on the earliest of (i) when actually delivered, (ii) on the first Business Day after deposit with an overnight air courier service, or (iii) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, the Issuer, the Company or the Trustee, as the case may be. If given by facsimile, a notice shall be deemed given and received when the facsimile is transmitted to the party's facsimile number specified above, and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 12.04. Any party may designate a change of address by written notice to the other parties by giving at least 10 days prior written notice of such change of address.

                  Section 12.05 COUNTERPARTS. This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                  Section 12.06 APPLICABLE LAW. This Indenture shall be governed exclusively by the applicable laws of the State.

                  Section 12.07 NO RECOURSE. All covenants, stipulations, promises, agreements and obligations of the Issuer contained in this Indenture, the Agreement, the Deeds of Trust, the Security Agreement and all other Bond Documents shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Issuer and not of any member, officer, employee or agent of the Issuer in his individual capacity, and no recourse under or upon any obligation, covenant or agreement contained in the Bond Documents or otherwise based upon or in respect to the Bond Documents, or any documents supplemental thereto, or for any of the Bonds or for any claim based thereon or otherwise in respect thereof, shall be had against any past, present or future members, officers, employees or agents, as such, of the Issuer or any successor public corporation or political subdivision thereof or any person executing the Bond Documents, either directly or through the Issuer or any successor public corporation or political subdivision thereof, it being expressly understood that the Bond Documents to which the Issuer is a party are solely corporate obligations, and that no such personal liability whatever shall attach to, or shall be incurred by, any such member, officer, employee or agent of the Issuer or any successor public corporation or political subdivision thereof or any person executing the Bond Documents because of the creation of the indebtedness thereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Bond Documents or implied therefrom; and that any and all such personal liability of, and any and all such rights and claims against, every such member, officer, employee or agent because of the indebtedness thereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Bond Documents or implied therefrom are, to the extent permitted by law, expressly waived and released as a condition of, and as consideration for, the execution of the Bond Documents.

                  Section 12.08 SURVIVAL. This Indenture shall remain in full force and effect until terminated pursuant to Article VI hereof.

                  Section 12.09 TABLE OF CONTENTS AND SECTION HEADINGS NOT CONTROLLING. The Table of Contents and the headings of the several Sections of this Indenture have been prepared for convenience of reference only and shall not control, affect the meaning of or be taken as an interpretation of any provision of this Indenture.

                  Section 12.10 BINDING EFFECT. This Indenture shall be binding upon the Issuer and the Trustee and their respective successors and assigns.

                  Section 12.11 INTERCREDITOR AGREEMENT AND COLLATERAL AGENCY AGREEMENT. The Issuer hereby authorizes and directs the Trustee to enter into the Intercreditor Agreement and the Collateral Agency Agreement in the forms attached hereto as Composite Exhibit B and hereby further authorizes the Trustee to enter into any modification, amendment, or supplement thereto or any restatement thereof and/or to enter into any replacement or additional intercreditor agreement as contemplated thereunder (collectively, the "Intercreditor Modification

Documents") provided that (a) the Trustee has determined, in its sole judgment, that any such Intercreditor Modification Document will not adversely affect the interests of the Trustee or the Bondholders, in which event (i) the Issuer and the Trustee shall have received an opinion of Bond Counsel to the effect that any such Intercreditor Modification Document will not adversely affect the exclusion of Qualified Stated Interest or Original Issue Discount on the Bonds from gross income of the recipients thereof for federal income tax purposes and
(ii) the Trustee may request an opinion of Independent Counsel that any such Intercreditor Modification Document complies with provisions of this Section 12.11, upon which the Trustee may conclusively rely, or (b) such Intercreditor Modification Documents shall have complied with Article X of this Indenture.

                  IN WITNESS WHEREOF, the Issuer has caused these presents to be signed in its name and behalf by its Mayor and, to evidence its acceptance of the Trust hereby created, the Trustee has caused these presents to be signed in its name and behalf by its duly authorized representative, all as of the date first above written.

                                  CITY OF WEIRTON, WEST VIRGINIA



                                  By:  /s/ Dean M. Harris
                                      -------------------
                                  Name:  Dean M.  Harris

                                  Title: Mayor

(SEAL)

ATTEST:

/s/ Melissa Farley
------------------
Name:  Melissa Farly
Title:  Clerk

                                  J.P. MORGAN TRUST COMPANY,
                                  NATIONAL ASSOCIATION
                                  As Trustee

                                  By:  /s/ David M. Babich
                                     ----------------------
                                  Name:  David M. Babich
                                  Title:  Vice President

(SEAL)

ATTEST:

/s/ Jo Anne Osborn
------------------
Name:  Jo Anne Osborn
Title:   Assistant Vice President/Authorized Officer

                                                                       EXHIBIT A

                             (Form of Face of Bond)

REGISTERED                                                            REGISTERED

No.                                                                   $

                         CITY OF WEIRTON, WEST VIRGINIA
                SECURED POLLUTION CONTROL REVENUE REFUNDING BOND
                 (Weirton Steel Corporation Project) Series 2002

BOND RATE                 MATURITY DATE        DATED DATE             CUSIP
                            April 1, 2012

REGISTERED OWNER:

PRINCIPAL AMOUNT:                                                        DOLLARS

                  CITY OF WEIRTON, WEST VIRGINIA (the "Issuer"), a public corporation and an incorporated municipality duly organized and existing under the Constitution and laws of the State of West Virginia (the "State"), acknowledges itself indebted and for value received promises to pay, solely from the sources and as hereinafter provided, to the Registered Owner named above, or registered assigns, the Principal Amount set forth above, on the Maturity Date set forth above, unless redeemed prior thereto as hereinafter provided, and in like manner to bear interest from and including June 18, 2002 on said Principal Amount at the Bond Rate set forth on the reverse hereof, payable semiannually on the first days of April and October in each year commencing October 1, 2002 (each an "Interest Payment Date"), until the Issuer's obligation with respect to such Principal Amount has been discharged.

                  Interest on this bond shall accrue from June 18, 2002 and shall be calculated as set forth on the reverse hereof. The principal of and premium, if any, on this bond is payable in lawful money of the United States of America upon presentation and surrender of this bond at the principal corporate trust office of J.P. Morgan Trust Company, National Association, as trustee (together with its successors in trust, the "Trustee"), or at the duly designated office of any successor Trustee under an indenture of trust, dated as of June 18, 2002, between the Issuer and the Trustee (which indenture, as from time to time amended and supplemented, is hereinafter referred to as the "Indenture"). Payment of interest on this bond shall be made on each Interest Payment Date to the person in whose name this bond is registered at the close of business on the fifteenth day of the month next preceding any Interest Payment Date (the "Record Date"), as further provided in the Indenture, and shall be paid by check mailed or wire transfer by the Trustee to such registered owner at his address as it appears on the registration books of the Issuer maintained by the Trustee as bond registrar or at such other address as is furnished to the Trustee in writing by such registered owner.

                  Reference is hereby made to the further provisions of this bond set forth on the reverse side hereof, which provisions shall for all purposes have the same effect as if set forth on the face hereof.

                  This bond is issued pursuant to and in full compliance with the Constitution and laws of the State of West Virginia, and pursuant to proceedings of the Issuer authorizing the execution and delivery of, among other things, this bond and the Indenture.

                  It is hereby certified, recited and declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the authorization, execution and delivery of the Indenture and the issuance of this bond do exist, have happened and have been performed in due time, form and manner as required by law, and that this bond and the issue of which it forms a part, together with all other obligations of the Issuer, do not exceed or violate any constitutional or statutory limitations.

                  THIS BOND AND THE INTEREST HEREON ARE A LIMITED OBLIGATION OF THE ISSUER PAYABLE SOLELY FROM THE MONEYS PLEDGED THEREFOR AND SHALL NOT BE A DEBT OF THE STATE OF WEST VIRGINIA OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE CITY OF WEIRTON, WEST VIRGINIA, AND NEITHER THE STATE OF WEST VIRGINIA NOR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE CITY OF WEIRTON, WEST VIRGINIA, SHALL BE LIABLE HEREON. NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE ISSUER, THE STATE OR ANY OTHER POLITICAL SUBDIVISION OF THE STATE IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF THIS BOND OR THE INTEREST HEREON. THIS BOND AND THE INTEREST HEREON SHALL NOT BE A GENERAL OBLIGATION OF THE ISSUER OR A CHARGE UPON THE TAX REVENUES OF THE ISSUER OR UPON ANY OTHER REVENUES OR PROPERTY OF THE ISSUER NOT SPECIFICALLY PLEDGED THERETO. NO MEMBER OR OFFICER OF THE ISSUER OR ANY PERSON EXECUTING THIS BOND ON BEHALF OF THE ISSUER SHALL BE PERSONALLY LIABLE HEREON.

                  This bond shall not be valid, become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee.

                  IN WITNESS WHEREOF, CITY OF WEIRTON, WEST VIRGINIA, has caused this bond to be executed in its name by the manual or facsimile signature of its Mayor, has caused its corporate seal or a facsimile thereof to be affixed, impressed, imprinted or otherwise reproduced hereon and has caused such signature and such seal to be attested to by the manual or facsimile signature of its Clerk all on and as of the above Dated Date.

                                   CITY OF WEIRTON, WEST VIRGINIA



                                   By:
                                        ---------------------------------------
                                   Name:  Dean M. Harris
                                   Title: Mayor

(SEAL)

ATTEST:

------------------------------
Name:
       -----------------------
Title:  Clerk


                          (To Be Endorsed on All Bonds)

                (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

                  This bond is one of the Bonds of the series therein specified described in the within-mentioned Indenture.

                                        J.P. Morgan Trust Company, National
                                        Association, as Trustee



                                        By
                                            ----------------------------------
                                        Name:  David M. Babich
                                        Title:  Vice President

                                [Reverse of Bond]

                         CITY OF WEIRTON, WEST VIRGINIA
                SECURED POLLUTION CONTROL REVENUE REFUNDING BOND
                 (Weirton Steel Corporation Project) Series 2002

                  This bond is one of a duly authorized series of bonds limited in aggregate principal amount to TWENTY-SEVEN MILLION THREE HUNDRED FORTY-EIGHT THOUSAND DOLLARS ($27,348,000) (the "Series 2002 Bonds"), issued and authorized to be issued for the purpose of refunding certain of the Issuer's outstanding pollution control revenue bonds (the "Series 1989 Bonds") issued to finance (or refinance) the acquisition, construction and installation of certain pollution control equipment (the "Project") presently owned by, or leased to, Weirton Steel Corporation, a Delaware corporation (the "Company") and located in the Company's steel manufacturing plant in the City of Weirton, West Virginia, so as to promote the job opportunities, health, general prosperity and welfare of the inhabitants of the State of West Virginia. All capitalized terms not defined herein shall have the meaning set forth in the Indenture. Descriptive headings are merely for convenience and shall have no effect on the meaning or interpretation hereof.

                  The Series 2002 Bonds are all issued under and are equally and ratably secured and entitled to the security given by the Indenture. The Indenture, among other things, assigns to the Trustee for the benefit of the Bondholders certain of the rights and remedies of the Issuer under an agreement (the "Agreement"), dated as of June 18, 2002, between the Issuer and the Company, including the right to collect and receive certain amounts payable thereunder, as security for the payment of the principal of, and premium, if any, and interest on the Series 2002 Bonds, and assigns to the Trustee certain right, title, and interest in the Security Documents.

                  The date or dates of such additional bonds, the rate or rates of interest on such additional bonds, the time or times of payment of the interest thereon and the principal thereof, and (except as otherwise provided in the Indenture) the redemption provisions, if any, with respect thereto all shall be provided in the supplemental indenture authorizing such additional bonds, rather than as provided in the Indenture, and may differ from the provisions with respect to the Series 2002 Bonds. Said additional bonds and the Series 2002 Bonds are collectively referred to herein as the "Bonds."

                  Reference is hereby made to the Agreement, the Security Documents, the Collateral Agency Agreement, the Intercreditor Agreement and the Indenture and to all amendments and supplements thereto (a copy of each of which is and will be on file at the Principal Corporate Trust Office of the Trustee) for the provisions, among others, with respect to the nature and extent of the security for the Bonds, the rights, duties and obligations of the Issuer, the Company, the Trustee and the Owners of the Bonds and the terms upon which the Bonds are issued and secured.

INTEREST

                  Interest shall accrue on the principal amount of this bond from June 18, 2002 until April 1, 2012 or the earlier redemption of the Bonds at the respective rates per annum as set forth on the table below, and the Issuer promises to pay such interest, semi-annually in arrears on April 1 and October 1 of each year, on said principal sum in like coin or currency at such rates, with the first such payment commencing on October 1, 2002. The Company shall furnish an Officer's Certificate to the Trustee specifying the applicable interest rate on or prior to April 1 and October 1, 2003 and April 1 and October 1, 2004.

Interest Period                                                  Interest Rate
1.       From June 18, 2002 to March 31, 2003                    1.       0.5%

2.       From April 1, 2003 to March 31, 2005                    2.       The lesser of (a) the sum of 0.5% plus
                                                                          Contingent Interest Rate (as determined
                                                                          below) and (b) 9.0%.
3.       From April 1, 2005 to March 31, 2012                    3.       9.0%

                  "Contingent Interest Rate" shall be expressed as a percentage and determined by dividing (a) 50% of the Excess Cash Flow by (b) the sum of the principal amount of all Outstanding Bonds (including this bond) and the principal amount of all Outstanding Senior Secured Notes at the time of such determination.

                  Interest on the Bonds shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable on any April 1 and October 1 will, except as otherwise provided in the Indenture, be paid to the person in whose name this bond is registered at the close of business on the March 15 or September 15 preceding such April 1 and October 1, whether or not such day is a Business Day (as defined in the Indenture); provided that Interest, if any, may be paid, at the option of the Issuer, by mailing a check therefor payable to the registered holder entitled thereto at his last address as it appears on the Bond Register. If the date of redemption or purchase of this bond is other than an Interest Payment Date, then the amount of any accrued and unpaid Interest due and payable on this bond at the time of any such redemption or purchase shall be equal to the amount determined by multiplying
(i) the interest rate in effect as of the most recent Interest Payment Date prior thereto by (ii) a fraction, the numerator of which is the actual number of days elapsed in the period for which Interest is payable on the date of redemption or purchase, and the denominator of which is 360.

                  Unless otherwise agreed by the Issuer and the holder of any Bond, payments by the Issuer in respect of the Bonds (including principal, premium, if any, and Interest) shall be paid to holders of the Bonds in immediately available funds. If the date of maturity of Interest on or principal of the Bonds or the date fixed for redemption of any Bond shall not be a Business Day, then payment of Interest, or principal will be made on the next succeeding Business Day, with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no Interest shall accrue for the period after such date.

                  The Bonds are issuable as fully registered bonds without coupons in the denominations of $1,000 or any integral multiple of $1,000 in excess thereof.

                  This bond is fully negotiable and transferable, as provided in the Indenture, only upon the books of the Issuer kept by the Trustee, and, subject to the limitations provided in the Indenture, may be negotiated and transferred by the registered owner hereof in person or by his attorney duly authorized in writing upon the surrender of this bond together with a written instrument of transfer reasonably satisfactory to the Trustee. Thereupon, a new bond or bonds, in registered form, in the same aggregate unpaid principal amount and of the same maturity, interest rate and series as this bond shall be issued to the transferee in exchange herefor as provided in the Indenture.

                  The Issuer, the Trustee and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether this bond shall be overdue or not, for the purpose of receiving payment of the principal of, premium, if any, and (subject to the provisions of the Indenture) Interest on this bond and for all other purposes. All such payments so made to the registered owner hereof shall satisfy and discharge the liability upon this bond to the extent of the sum or sums so paid, and the Issuer, the Trustee and any paying agent shall not be affected by any notice to the contrary.

REDEMPTION

                  The Bonds are subject to mandatory redemption prior to their maturity upon a "Determination of Taxability" (as hereinafter defined) with respect to any Bond. If so called for redemption, the Bonds shall be redeemed by the Issuer in whole at any time within two hundred ten (210) days after such Determination of Taxability, at one hundred percent (100%) of the aggregate principal amount of the Bonds then Outstanding, plus accrued Interest to the redemption date.

                  A "Determination of Taxability" shall be deemed to have been made upon the first to occur of the following events:

                           (i) the date on which the Company notifies the
                  Trustee that an "Event of Taxability" (as hereinafter defined) has occurred, which notice is supported by one or more tax schedules, returns or documents that evidence the occurrence of such Event of Taxability; or

                           (ii) a final resolution that Qualified Stated
                  Interest or Original Issue Discount on any Bond is includable in the gross income of the recipient thereof for Federal income tax purposes (other than by reason of the recipient being a "substantial use" of the Project or a "related person" to a "substantial user," as such terms are defined in Section 103(b)(13) of the Code of 1954), that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise, including (1) by the expiration of a statute of limitations or a period for the filing of claims appealing from adverse determinations, or recovering any refund (including by offset), (2) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable, or (3) by closing agreement, an accepted offer in compromise under the code, or comparable agreements under United States federal income tax law or the laws of other jurisdictions; provided, however, that no Determination of Taxability described in clause (i) above shall be deemed to have occurred if the Trustee shall have received an unqualified written opinion of Bond Counsel satisfactory to the Trustee, in form and substance satisfactory to the Trustee, to the effect that no Event of Taxability has occurred.

                  "Event of Taxability," with respect to any Bond, means a change of law or regulation, or the interpretation thereof, or the occurrence of any other event or the existence of any other circumstance (including without limitation the fact that any representation or warranty of the Company or the Issuer made in connection with the issuance of the Bonds is or was untrue) that has the effect of causing Qualified Stated Interest or Original Issue Discount on any Bond to be includable in the gross income of the recipient thereof for Federal income tax purposes (other than by reason that such Qualified Stated Interest or Original Issue Discount (i) is includable in the gross income of an owner or former owner of a Bond while such owner or former owner is or was a "substantial user" of the Project or a "related person" to a "substantial user," as such terms are defined in Section 103(b)(13) of the Code of 1954, or (ii) is deemed an item of tax preference, including without limitation an item subject to any alternative minimum tax). The Company shall give written notice to the Issuer and the Trustee within thirty (30) days after becoming aware that an Event of Taxability has occurred.

                  If the Issuer or the Trustee receives written notice from any Owner of Bonds or taxing authority stating that a taxing authority proposes to include Qualified Stated Interest or Original Issue Discount on any Bond in the gross income of a holder or holders of Bonds for the reasons described herein or any other proceeding has been instituted which may lead to a final resolution as described in clause (ii) of the definition of "Determination of Taxability" or to an Event of Taxability (a "Tax Proceeding"), then the Trustee and/or the Issuer shall promptly give written notice to the Company of such Tax Proceeding and the Company shall have the right, at its own expense, to participate in and control the Tax Proceeding to the same extent that the Issuer would otherwise have the right to participate in and control the Tax Proceeding. The Issuer hereby agrees to execute all documents reasonably necessary to permit the Company to participate in and control any such Tax Proceeding and neither the Trustee nor the Issuer shall, without the prior written consent of the Company (which consent shall not be unreasonably withheld) agree to the entry of any judgment or enter into any settlement with respect to the Tax Proceeding.

                  The Bonds shall be redeemed prior to maturity by the Issuer in whole at any time at 100% of the principal amount thereof, plus Interest accrued thereon to the date set for redemption, if the Company elects to terminate the Agreement upon the occurrence of one of the following events:

                           (i) the Project or any substantial portion of the Hot
                  Mill Collateral, Tandem Mill Collateral or the Tin Mill Collateral, to the extent owned and operated by the Company (each, a "Facility") shall have been damaged or destroyed to such extent that (1) in the reasonable opinion of the Company, expressed in a certificate signed by an Authorized Representative of the Company, the Project or such substantial portion of a Facility cannot be reasonably restored within a period of 6 months from the date of such damage or destruction, or (2) the Company is thereby prevented or, in the reasonable opinion of the Company expressed in a certificate signed by an Authorized Representative of the Company, is likely to be prevented from carrying on its normal operation of the Project or such substantial portion of a Facility for a period of 6 months from the date of such damage or destruction; or

                           (ii) title to, or the temporary use of, all or
                  substantially all of the Project or any substantial portion of a Facility shall have been condemned by a competent authority which Condemnation results or, in the reasonable opinion of the Company expressed in a certificate signed by an Authorized Representative of the Company, is likely to result in the Company being thereby prevented from carrying on its normal operation of the Project or such substantial portion of a Facility for a period of 6 months; or

                           (iii) as a result of changes in the Constitution of
                  the United States of America or of the State or of legislative or executive action of any political subdivision thereof or of the United States of America or by final decree or judgment of any court, after the contest thereof by the Company, (x) the Agreement becomes void or unenforceable or, (y) in the reasonable opinion of the Company expressed in a certificate signed by an Authorized Representative of the Company, (A) the Agreement becomes impossible of performance in accordance with the intent and purposes of the parties as expressed therein or
                  (B) unreasonable burdens or excessive liabilities are imposed upon the Company by reason of the operation of the Project or any substantial portion of a Facility; or

                           (iv) a change shall have occurred in the economic
                  availability of raw materials, manufactured products, energy sources, operating supplies or facilities necessary for the operation of the Project or any substantial portion of a Facility for the purposes for which such Project or such substantial portion of a Facility was originally constructed, or such technological or other changes shall have occurred that, in the reasonable opinion of the Company expressed in a certificate signed by an Authorized Representative of the Company, the Project or such substantial portion of a Facility is rendered uneconomic, impractical or unfeasible for the purposes for which it was originally constructed.

                  The Bonds also shall be redeemed prior to maturity by the Issuer, at the option of the Company, in whole at any time or in part on any Interest Payment Date on or after April 1, 2004, upon payment in each case of the applicable redemption price (expressed as a percentage of the principal amount of such Bonds to be so redeemed), as set forth in the schedule below, together with Interest accrued thereon, if any, to the date set for redemption if during the 12-month period beginning on April 1 of years indicated below:

                           Year                        Redemption Price
                           ----                        ----------------
                           2004                               102%
                           2005                               101%
                           2006 and thereafter                100%

                  The Bonds shall also be redeemed prior to maturity by the Issuer in whole or in part on the first Interest Payment Date for which adequate notice of redemption can be given hereunder, in the amount of any prepayment of the Bond Loan required under Section 8.2(b) of the Agreement at a redemption price equal to 100% of the principal amount redeemed plus accrued Interest thereon to the redemption date.

                  In the event of redemption of less than all the Bonds Outstanding, selection of the Bonds will be made by lot and, for such purposes, the Trustee shall treat each Bond in a denomination greater than $1,000 in principal amount at maturity as if it were that number of separate Bonds derived by dividing its denomination by $1,000.

                  Whenever Bonds are to be redeemed as aforesaid or purchased pursuant to Section 3.05 of the Indenture, the Trustee shall give written notice of the redemption or purchase of the Bonds in the name of the Issuer stating:
(i) the Bonds or portions thereof to be redeemed or purchased; (ii) the redemption or purchase date; (iii) the redemption or purchase price; and (iv) that if moneys or Government Obligations sufficient for such redemption have been deposited with the Trustee, from and after the redemption date, Interest on any Bond so called for redemption shall cease to accrue.

                  Notice required as aforesaid shall be given by the Trustee by first-class mail, postage prepaid, at least thirty (30) days and not more than forty-five (45) days prior to the redemption or purchase date, to the registered owners of any Bonds to be redeemed or purchased at the addresses of such registered owners appearing on the registration books. Any failure to give such notice or any defect therein shall not affect the proceedings for redemption or purchase of any Bond as to which no such failure or defect has occurred.

                  On the redemption date, all Bonds or portions thereof so called for redemption shall cease to bear Interest and shall no longer be secured by or entitled to the benefits of the Indenture, provided that moneys or Government Obligations for their redemption are on deposit with the Trustee at that time.

                  In the event the date fixed for payment of Interest or premium, if any, on or principal or purchase price of this bond or the date fixed for redemption or purchase of this bond shall not be a Business Day, then the payment of Interest or premium on or the principal or purchase price of this bond, as the case may be, need not be made on such date but shall be made on the next succeeding Business Day with the same force and effect as if made on such date fixed for payment or such date fixed for redemption or purchase, as the case may be, and no Interest attributable to any such delay shall accrue. "Business Day" shall mean a day other than a Saturday, a Sunday or a legal holiday on which national banks located in the State of New York or the State of West Virginia or any city where the Trustee maintains its place of business for performance of its obligations under the Indenture are not open for general banking business.

OTHER TERMS

                  In the event that there shall occur a Designated Event, the Owner of this bond may tender this bond for purchase and require the purchase of this bond (but only in denominations of $1,000 or any integral multiple thereof) on the Repurchase Date, all as more fully described in the Indenture.

                  Upon the occurrence of an Event of Default, the principal hereof and Interest hereon may be declared to be forthwith due and payable in the manner, upon the conditions and with the effect provided in the Indenture.

                  The Owner of this bond shall have no right to enforce the provisions of the Indenture, to institute any action to enforce the covenants therein, to take any action with respect to any Event of Default thereunder or to institute, appear in or defend any suit or other proceedings with respect thereto, except as otherwise expressly provided in the Indenture. In addition, the right of the Owner of this bond to institute or prosecute a suit for the enforcement of payment hereof or to enter a judgment in any such suit is limited to the extent that such action would result in the surrender, impairment, waiver or loss of the Lien of the Indenture for the equal and ratable benefit of all Bondholders.

                  Modifications or alterations of the Indenture or the Agreement (or any supplements thereto) may be made only to the extent and under the circumstances permitted by the Indenture.

                           ---------------------------

                  The following abbreviations, when used in the inscription on the face of this bond, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN  - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT - ____________ Custodian __________________
                      (Cust)                      (Minor)
                       under Uniform Gifts to Minors
                       Act ____________________
                                 (State)

Additional abbreviations may also be used though not in the above list.

                              (FORM OF ASSIGNMENT)

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (please print or typewrite name and address of assignee)

the within bond and all rights and title thereunder, and hereby irrevocably constitutes and appoints _________________________ attorney to transfer the within bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
        -----------------------------          ------------------------------

---------------------------------------
NOTICE: The signature above must correspond with the name as it appears upon the face of the within bond in every particular, without enlargement or alteration, and the Taxpayer Identification Number must be furnished.

Signature Guaranty:
                     ----------------------------------------------------------

The signature must be guaranteed by a member of a national securities exchange or the National Association of Securities Dealers, Inc. or by a commercial bank or trust company located in the United States of America.

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